Kingstone Companies, Inc.
12.00% Senior Notes due 2024
___________________
Note and Warrant Exchange Agreement
___________________
Dated as of December 9, 2022

Table of Contents
Section Heading Page
SECTION 1. Authorization of Notes and Warrants.
Section 1.1.Authorization of Notes
Section 1.2.Authorization of Warrants
SECTION 2. The Exchange.
Section 2.1.The Exchange
Section 2.2.Tax Treatment
Section 2.3Purchaser Schedule
SECTION 3. Closing
SECTION 4A.Conditions to Closing for the Purchasers.
Section 4A.1.Representations and Warranties of the Company
Section 4A.2.Performance; No Default
Section 4A.3.Certificates
Section 4A.4.Opinion of Counsel
Section 4A.5.Consummation of Exchange with Other Purchaser
Section 4A.6.Discharge of Remaining Existing Notes
Section 4A.7.Purchase Permitted by applicable law, Etc.
Section 4A.8.Exchange Consideration
Section 4A.9Clearance
Section 4A.10. Changes in Corporate Structure
Section 4A.11. Proceedings and Documents
Section 4A.12. Approvals, Consents
SECTION 4B. Conditions to Closing for the Company.
Section 4B.1.Representations and Warranties of Purchaser
Section 4B.2.Consummation of Exchange with Minimum Number of Purchasers
Section 4B.3.Tendered Amount of Existing Notes
SECTION 5.Representations and Warranties of the Company
Section 5.1.SEC Reports
Section 5.2.Organization; Power and Authority
Section 5.3.Qualification
Section 5.4.Compliance
Section 5.5.No Conflicts
Section 5.6.Financial Statements
Section 5.7.Capitalization.
Section 5.8.Warrant Shares Authorized
Section 5.9.Filings, Consents and Approvals
Section 5.10.Authorization and Enforcement
Section 5.11.Accountants
Section 5.12.Litigation
Section 5.13.Insurance
Section 5.14.Regulatory Permits
Section 5.15.Title to Assets
Section 5.16.Internal Accounting Controls
Section 5.17.Disclosure Controls
Section 5.18.Sarbanes-Oxley
Section 5.19.Certain Fees
Section 5.20.Compliance with ERISA
Section 5.21.Environmental Laws
Section 5.22.No Changes from SEC Reports
Section 5.23.Labor Relations
Section 5.24.Title to Intellectual Property
Section 5.25.Investment Company
Section 5.26.No Integrated Offering
Section 5.27.Tax Status
Section 5.28.Foreign Corrupt Practices
Section 5.29.Money Laundering
Section 5.30.Foreign Assets Control Regulations, Etc.
Section 5.31.Solvency
Section 5.32.Property and Casualty Insurance Company
Section 5.33.Private Offering by the Company
SECTION 6. Representations of the Purchasers
Section 6.1.Experience
Section 6.2.Institutional Accredited Investor
Section 6.3.Reliance on Exemptions
Section 6.4.No Reliance
Section 6.5.Investment Decision
Section 6.6.Legend
Section 6.7.Authority; Validity; Enforcement
Section 6.8.Access to Information
Section 6.9. ERISA
SECTION 7.TERMS AND CONDITIONS APPLICABLE TO GLOBAL NOTES
Section 7.1. Global Notes
SECTION 8.Offers to Purchase; Redemptions; Payment of the Notes
Section 8.1.Offers to Repurchase
Section 8.2.Redemptions
Section 8.3.Allocation of Partial Redemptions
Section 8.4.Surrender, Etc.
Section 8.5.Stated Maturity; Interest
SECTION 9. Affirmative Covenants
Section 9.1Financial and Business Information
Section 9.2Section 4(a)(7); Rule 144A
Section 9.3Compliance with Laws
Section 9.4Insurance
Section 9.5Maintenance of Properties
Section 9.6Payment of Taxes and Claims
Section 9.7Corporate Existence, Etc
Section 9.8Board Observer/Governance
Section 9.9Priority Obligations
Section 9.10Maintaining Books and Records
Section 9.11Payment of Principal and Interest
SECTION 10. Negative Covenants
Section 10.1Transactions with Affiliates
Section 10.2Merger, Consolidation, Etc.
Section 10.3Permitted Business
Section 10.4Economic Sanctions, Etc
Section 10.5.Liens
Section 10.6Financial Covenant – Leverage Maintenance Test
Section 10.7Limitation on incurrence of Indebtedness
Section 10.8Restricted Payments
Section 10.9Asset Sales
Section 10.10Dividend and Other Payment Restrictions Affecting Subsidiaries
SECTION 11. Events of Default
SECTION 12. Remedies on Default, Etc.
Section 12.1.Acceleration
Section 12.2.Other Remedies
Section 12.3.Rescission
Section 12.4.No Waivers or Election of Remedies, Expenses, Etc.
SECTION 13.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES
Section 13.1Registration of Notes
Section 13.2Transfer, Assignment and Exchange of Notes
Section 13.3Replacement of Notes
SECTION 14. Payments on Notes
Section 14.1Payment by Wire Transfer
Section 14.2Tax Information
Section 14.3Payments Generally
SECTION 15. Expenses.
SECTION 16.Survival of Representations and Warranties; Entire Agreement
SECTION 17. Amendment and Waiver
Section 17.1.Requirements
Section 17.2.Solicitation of Holders
Section 17.3.Binding Effect, Etc.
Section 17.4.Notes Held by Company, Etc.
SECTION 18. Notices
SECTION 19. Reproduction of Documents
SECTION 20. [Reserved]
SECTION 21. Substitution of Purchaser
SECTION 22. Miscellaneous
Section 22.1.Successors and Assigns
Section 22.2.Payments Due on Non-Business Days
Section 22.3.Severability
Section 22.4.Construction
Section 22.5.Counterparts
Section 22.6.Governing Law
Section 22.7.Venue
Section 22.8.WAIVER OF JURY TRIAL

SCHEDULE A Defined Terms
SCHEDULE B Form of Purchaser Schedule
SCHEDULE 5.7 Capitalization
EXHIBIT 1 Form of Global Note
EXHIBIT 2 Form of Warrant Certificate
EXHIBIT 3 Form of Opinion of Issuer’s Counsel

Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York, 12401

12.00% Senior Notes due 2024
Dated as of
 December 9, 2022
To the Purchasers signatory hereto:
Ladies and Gentlemen:
Kingstone Companies, Inc., a corporation organized under the laws of Delaware (the “Company”), agrees with the several owners of the Company’s outstanding 5.50% Senior Notes due 2022 (the “Existing Notes”) party hereto (the “Purchasers”), on the date specified above (the “Signing Date”) as follows:
SECTION 1. Authorization of Notes and Warrants.
Section 1.1. Authorization of Notes.   The Company has authorized the issuance and sale of $19,950,000 aggregate principal amount of 12.00% Senior Notes due 2024 (the “Notes”) pursuant to this Note and Warrant Exchange Agreement (this “Agreement”). The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes shall be substantially in the form set out in Exhibit 1.  Certain capitalized terms used in this Agreement are defined in Schedule A; references to an “Annex,” a “Schedule” or an “Exhibit” are, unless otherwise specified, to an Annex, a Schedule or an Exhibit attached to this Agreement.
Section 1.2. Authorization of Warrants.   The Company has authorized the issuance and sale of an aggregate of 969,525 warrants pursuant to this Agreement, each warrant entitling the holder thereof to purchase one share of the Company’s common stock, $0.01 par value per share (“Common Stock”), at an exercise price equal to $1.00 per share (such warrants, the “Warrants”), on the terms set forth in the Form of Warrant Certificate attached hereto as Exhibit 2.
SECTION 2. The Exchange.
Section 2.1. The Exchange.
(a) Subject to the terms and conditions of this Agreement, including the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, at the Closing provided for in Section 3, each Purchaser agrees, severally and not jointly, to sell and deliver to the Company for cancellation the aggregate principal amount of Existing Notes set forth in the Purchaser Schedule (as defined below) of such Purchaser (the “Tender Amount”), and in exchange therefor (the “Exchange”), for every $1,000 principal amount of Existing Notes sold and delivered by each Purchaser to the Company pursuant to this Agreement, the Company shall issue, sell and deliver to such Purchaser (A) $926.10 aggregate principal amount of Notes, (B) 45 Warrants, (C) $73.90 in cash, plus (D) accrued and unpaid interest on the Existing Notes from June 30, 2022 (the most recent interest payment date for the Existing Notes) to, but not including, the Closing Date (as defined below) in the amount of approximately $25.21 in cash, subject to adjustment pursuant to the immediately succeeding sentence, and as set forth in the Confirmation Email (as defined below) (collectively, the “Exchange Consideration”). The aggregate principal amount of Notes to be issued to each Purchaser in the Exchange Consideration shall be rounded down to the nearest multiple of $1,000, and the amount of cash adjusted upward dollar-for-dollar accordingly, such that the sum of the immediately preceding clause (A) (the aggregate principal of Notes issued to each Purchaser) and clause (C) (the amount of cash delivered to such Purchaser) shall equal the aggregate principal amount of Existing Notes sold and delivered by such Purchaser to the Company pursuant to this Agreement.  Prior to the Closing Date, the Company will send, or cause its agent to send, to each Purchaser an email confirming (the “Confirmation Email”) the (X) the principal amount of Existing Notes to be sold and delivered by such Purchaser and (Y) the amount of each component of Exchange Consideration such Purchaser shall receive from the Company, including (I) the aggregate principal amount of Notes to be received, (II) the total number of Warrants to be received, and (III) the total amount of cash to be received, which amount will be the sum of (i) the total cash portion of the Exchange Consideration described in clause (C) above (subject to rounding as described above), plus (ii) the aggregate amount of accrued and unpaid interest on the Existing Notes sold by such Purchaser in the Exchange from June 30, 2022 to, but not including, the Closing Date.
(b) The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.
Section 2.2. Tax Treatment.  The parties hereto agree to treat the Notes as indebtedness of the Company for U.S. federal income tax purposes.  Each Purchaser and the Company hereby acknowledge and agree (i) to treat the Notes and the Warrants as part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code and, correspondingly, the Notes as having been issued with original issue discount for U.S. federal income tax purposes to the extent of the fair market value of the Warrants at the time of the issuance thereof, and (ii) that the aggregate fair market value of the Warrants will be based on a valuation as of the Closing Date, which valuation shall be completed by the Company within thirty (30) calendar days of the Closing Date and that such amount will be allocable ratably to the Warrants pursuant to Treasury Regulations Section 1.1273-2(h), with the balance of the issue price of the investment unit allocable to the Notes.  The Purchasers and the Company shall prepare their respective U.S. federal and applicable state and local income tax returns in a manner consistent with the foregoing treatment.
Section 2.3 Purchaser Schedule.  Prior to the Closing Date, each Purchaser shall complete and return to the Company the form attached hereto as Schedule B (the “Purchaser Schedule”).

SECTION 3. Closing.
Section 3.1. Closing.
(a) Subject to the satisfaction of the conditions set forth in Section 4, the Exchange shall occur at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020 at a closing (the “Closing”) to take place at 11:00 A.M., New York time, on December 15, 2022 or on such other Business Day thereafter on or prior to December 20, 2022 as may be agreed upon by the Company and the Purchasers (such date, the “Closing Date”).  If the Closing shall not have occurred by 3:00 P.M., New York time, on December 20, 2022, each Purchaser’s commitment hereunder shall immediately terminate.
(b) The Notes to be delivered by the Company to the Purchasers pursuant to this Agreement shall be substantially in the form set forth in Exhibit 1 and (i) for any Purchaser that is not a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act (a “Qualified Institutional Buyer”), shall be in definitive form registered in the name of such Purchaser (a “Certificated Note”) and (ii) for any Purchaser that is a Qualified Institutional Buyer, subject to the terms and conditions set forth in Section 7.1(a), shall be in global form registered in the name of Cede & Co., as nominee for DTC, and held by the Paying Agent on behalf of DTC (the “Global Note”).  The Notes shall be issued in, and beneficial interests in the Global Note shall be held in, minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.  The Warrants to be delivered by the Company to the Purchaser pursuant to this Agreement shall be substantially in the form set forth in the Form of Warrant Certificate attached hereto as Exhibit 2 (the “Warrant Certificate”).
(c) On or prior to the Business Day immediately preceding the Closing Date, each Purchaser shall deliver to an agent appointed by the Company to be held in escrow Existing Notes in an aggregate principal amount equal to the Tender Amount applicable to such Purchaser pursuant to the written instructions provided by, or on behalf of, the Company to each Purchaser. On the Closing Date, assuming all of the terms and conditions set forth in Section 4A have been satisfied, the Company shall instruct the agent holding the Existing Notes to release such Existing Notes from escrow and deliver them to the Trustee for the Existing Notes for cancellation and, in exchange therefor, the Company shall deliver to such Purchaser (i) Notes with a principal amount equal to the amount set forth in the Confirmation Email sent to such Purchaser, which (x) for those Purchasers that are Qualified Institutional Buyers shall be in the form of a beneficial interest in the Global Note through the facilities of DTC in accordance with the Applicable Depositary Procedures and (y) for those Purchasers that are not Qualified Institutional Buyers shall be in the form of a Certificated Note registered in the name of such Purchaser, (ii) a definitive Warrant Certificate registered in the name of such Purchaser representing the number of Warrants set forth in the Confirmation Email sent to such Purchaser and (iii) cash by wire transfer of immediately available funds in the amount set forth in the Confirmation Email to the account set forth in the Purchaser Schedule of such Purchaser delivered to the Company.  At the Closing, the Company will email to each Purchaser a PDF copy of its Warrant Certificate and, if applicable, a PDF copy of its Certificated Note, in each case, with  physical  delivery  to  occur  as  soon  as  reasonably  practicable thereafter by overnight courier to the address specified by such Purchaser in its Purchaser Schedule delivered to the Company.
(d) If at the Closing the Company shall fail to deliver the applicable Exchange Consideration to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, (i) such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to deliver such Exchange Consideration or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction and (ii) the Company shall cause any Existing Notes delivered by each Purchaser pursuant to this Section 3 to be returned to such Purchaser on within two Business Days thereafter.
SECTION 4A. Conditions to Closing for the Purchasers.
The obligation of each Purchaser to sell and deliver their Existing Notes in exchange for the applicable Exchange Consideration at the Closing is subject to the satisfaction, at the Closing, of the following conditions:
Section 4A.1. Representations and Warranties of the Company.  The representations and warranties of the Company in this Agreement shall be true and correct in all respects when made and at the time of and immediately after giving effect to the Exchange.
Section 4A.2. Performance; No Default.  The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.  Before and after giving effect to the Exchange, no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since the Signing Date that would have been prohibited by any of the covenants set forth in Section 10 had such covenants applied since the Signing Date.
Section 4A.3. Certificates. (a) Officer’s Certificate of Company.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4A.1, 4A.2 and 4A.10 have been satisfied.
(b) Secretary’s Certificate of Company.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the charter, bylaws and resolutions attached thereto, the incumbency of officers signatory thereto and other corporate proceedings relating to the authorization, execution and delivery of the Transaction Documents.

(c) Certificate of Status.    The Company shall have delivered to such Purchaser a certificate of status dated as of a recent date from the Secretary of State of the State of Delaware.

Section 4A.4. Opinion of Counsel.  Such Purchaser shall have received an opinion, dated the Closing Date, from Mayer Brown LLP, as counsel for the Company, addressing each of the opinions, substantially in the form set forth in Exhibit 3 (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser).
Section 4A.5. Consummation of Exchange with Other Purchaser.  The Exchange contemplated by this Agreement shall be concurrently consummated with Purchasers tendering not less than 70% of the total amount Existing Notes outstanding, including the Existing Notes held by such Purchaser.
Section 4A.6. Discharge of Remaining Existing Notes.  Substantially concurrent with the Exchange, the Company shall (i) irrevocably deposit with the Trustee for the Existing Notes immediately available funds in an amount that will be sufficient to pay in full the principal and accrued and unpaid interest on all Existing Notes that remain outstanding after the consummation of the Exchange that shall be come due and payable on the maturity date for the Existing Notes, (ii) provide the Trustee an officers’ certificate, opinion of counsel and any other documentation that may be required in order to discharge the remaining Existing Notes and the indenture governing the Existing Notes in accordance with the terms thereof, and subsequently (iii) provide each Purchaser a copy of the written acknowledgement of the Trustee for the Existing Notes acknowledging such discharge.
Section 4A.7. Purchase Permitted by applicable law, Etc..  On the Closing Date, the Exchange, including the issuance and sale of the Notes and Warrants, shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject and (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System).  If requested by any Purchaser in writing at least one (1) Business Day prior to the Closing, such Purchaser shall have received an Officer’s Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4A.8. Exchange Consideration.  The Company shall have issued and/or delivered to each Purchaser the amount of Notes, Warrants and cash comprising the Exchange Consideration applicable to such Purchaser as set forth in the Email Confirmation sent to such Purchaser in accordance with Section 3.1(c).
Section 4A.9 Clearance.  The Global Notes shall be eligible for clearance and settlement through DTC.
Section 4A.10.   Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation nor shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the Signing Date.
Section 4A.11.   Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents related to the transactions contemplated hereby as such Purchaser may reasonably request.
Section 4A.12.   Approvals, Consents.  All approvals, authorizations, consents or orders of and filings, registrations and qualification with, any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and its consummation of the transactions contemplated herein or thereunder shall have been obtained.
SECTION 4B. Conditions to Closing for the Company.
The obligation of the Company to issue, sell and/or deliver the Exchange Consideration to each Purchaser in exchange for such Purchaser’s Existing Notes is subject to the satisfaction, at the Closing, of the following conditions:
Section 4B.1. Representations and Warranties of Purchaser.  The representations and warranties of such Purchaser in this Agreement shall be true and correct in all respects when made and at the time of and immediately after giving effect to the Exchange.
 Section 4B.2. Consummation of Exchange with Minimum Number of Purchasers.  The Exchange contemplated by this Agreement shall be concurrently consummated with Purchasers tendering not less than 70% of the total amount of Existing Notes outstanding.
Section 4B.3. Tendered Amount of Existing Notes.  The Company or an agent appointed by the Company for this purpose shall have received from such Purchaser for cancellation an amount of Existing Notes equal to the Tender Amount on or prior to the Business Day immediately preceding the Closing Date in accordance with the written instructions provided to such Purchaser by the Company not less than three Business Days prior to the Closing Date.
SECTION 5. Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser that:
Section 5.1. SEC Reports.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) since January 1, 2019.  The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the Signing Date and the Closing Date), complied, and comply, in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 5.2. Organization; Power and Authority.  Each of the Company and each Significant Subsidiary has been duly incorporated, formed or organized and is validly existing as a corporation, general or limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization with full power and authority to own its respective properties and to conduct its respective business that it currently owns and operates and, in the case of the Company, to execute and deliver the Transaction Documents and to consummate the transactions contemplated herein and therein.
Section 5.3. Qualification.  Each of the Company and each of its Subsidiaries is duly qualified or licensed and in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.4. Compliance.  Neither the Company nor any of its Subsidiaries is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (each, a “Law”) applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii), for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
Section 5.5. No Conflicts.  The consummation of the Exchange, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation of the transactions contemplated herein and therein on the part of the Company (including the issuance and sale of the Notes and Warrants) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the Organizational Documents of the Company or any of its Subsidiaries or (iii) result in the violation of any Law to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of clauses (i) and (iii), for any such conflict, breach, violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
Section 5.6. Financial Statements.  The consolidated financial statements of the Company, including the notes thereto, included in the SEC Reports (i) present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto in effect at the time of such filings; and (iii) have been prepared in conformity with GAAP applied on a consistent basis during the periods covered and in accordance with Regulation S-X promulgated by the Commission.
Section 5.7. Capitalization.All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and issued without violation of any statutory or contractual preemptive right or right of first refusal. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the Company’s Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable securities thereof and, except as disclosed in the SEC Reports, all of the outstanding shares of capital stock, partnership interest or membership interests, as the case may be, of the Company’s Subsidiaries are directly or indirectly owned of record and beneficially by the Company free and clear of Liens except for Permitted Liens; and except as disclosed in the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.  Schedule 5.7 sets forth the number of shares of Company Common Stock (x) issued and outstanding and (y) on a fully diluted basis, in each case as of the close of business on the Business Day immediately prior to the Signing Date.
Section 5.8. Warrant Shares Authorized.  The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company from its duly authorized capital stock and, when issued upon exercise of the Warrants and the payment in full of the exercise price therefor in accordance with the terms of the Warrants, will be fully paid and nonassessable, and the issuance of the Warrant Shares will not be subject to any statutory or contractual preemptive right, right of first refusal or other similar rights; the Warrant Shares, when issued and delivered against payment therefor as provided in the Warrants, will be restricted securities and may only be transferred pursuant to an available exemption from the registration requirements of the Securities Act.
Section 5.9. Filings, Consents and Approvals.  No approval, authorization, consent or order of or filing, registration or qualification with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents by the Company or its consummation of the transactions contemplated herein or therein (including the Company’s issuance, sale and delivery of the Notes and the Warrants), other than (i) the filing with the Commission of SEC Reports and (ii) such filings as are required to be made under applicable state securities laws.  No stockholder approvals are required under the rules of Nasdaq in connection with the issuance and sale of the  Warrants or the issuance of the Warrant Shares upon exercise of the Warrants.
Section 5.10. Authorization and Enforcement.  The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement and each of the other Transaction Documents have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
Section 5.11. Accountants.  Marcum LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the SEC Reports, is, and was during the periods covered by its reports, an independent registered public accounting firm as required by the Securities Act and the Exchange Act and is registered with the Public Company Accounting Oversight Board.
Section 5.12. Litigation.  Except as described in the SEC Reports filed or furnished on or prior to the Signing Date, since January 1, 2019, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries or any of their respective executive officers or directors in the performance of their duties to the Company or any Subsidiary, is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary or such executive officer or director, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the SEC Reports that are not so described in the SEC Reports and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the SEC Reports or described in the SEC Reports that are not so filed as exhibits to the SEC Reports or described in the SEC Reports.
Section 5.13. Insurance.  Except as disclosed in the SEC Reports, the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary and prudent, and in the Company’s reasonable belief, are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business without significant increase in cost.
Section 5.14. Regulatory Permits.  Each of the Company and the Subsidiaries has obtained all necessary licenses, authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the SEC Reports, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is required by any applicable Law to obtain any additional accreditation or certification from any Governmental Authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the SEC Reports, except to the extent that any failure to have such accreditation or certification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company, nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the SEC Reports.
Section 5.15. Title to Assets.  The Company and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all Liens, encumbrances, claims and defects and imperfections of title (other than Permitted Liens).
Section 5.16. Internal Accounting Controls.  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
Section 5.17. Disclosure Controls.  The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the end of the period covered by the most recently filed periodic report under the Exchange Act, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.
Section 5.18. Sarbanes-Oxley.  There is and since January 1, 2019 has been no failure on the part of the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.
Section 5.19. Certain Fees.  Except for the placement agent fees payable to Piper Sandler & Co. at the Closing, in its capacity as placement agent with respect to the Exchange, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated herein.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.19 that may be due in connection with the transactions contemplated by this Agreement and the other Transaction Documents.
Section 5.20. Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws, and to the knowledge of the Company, each Multiemployer Plan has been administered in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than to satisfy the minimum funding standards of ERISA or to pay required premiums to the PBGC) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to sections 412, 430(k) or 436(f) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in section 3 of ERISA.
(c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.
Section 5.21. Environmental Laws.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Company and the Subsidiaries has received and is in compliance with all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
Section 5.22. No Changes from SEC Reports.  Since September 30, 2022, there has not been any Material Adverse Effect or any development that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the SEC Reports, there has not been (i) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (ii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
Section 5.23. Labor Relations.  No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
Section 5.24. Title to Intellectual Property.  Except as disclosed in the SEC Reports furnished or filed as of the Signing Date or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to have a Material Adverse Effect.
Section 5.25. Investment Company.  Neither the Company nor any of its Subsidiaries is, and immediately after consummation of the Exchange, will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 5.26. No Integrated Offering.  Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 6, neither the Company nor any Person acting on behalf of the Company has, directly or indirectly, sold or issued any securities, under circumstances that would cause the Notes and the Warrants issued in the Exchange to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of Nasdaq or would require the issuance and sale of the Notes and Warrants to be registered under an effective registration statement filed with the Commission.
Section 5.27. Tax Status.  The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the Signing Date, except where the failure to pay or file such taxes would not have a Material Adverse Effect; and except as otherwise disclosed in the SEC Reports furnished or filed as of the Signing Date, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except for any deficiency that would not have a Material Adverse Effect.
Section 5.28. Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any political parties or campaigns from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  No part of the proceeds from the sale of the Notes or Warrants hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any governmental official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.

Section 5.29. Money Laundering.  The operations of the Company and its Subsidiaries are and since January 1, 2017 have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator in the United States or, to the knowledge of the Company, outside of the United States involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
Section 5.30. Foreign Assets Control Regulations, Etc.(a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”); (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program; or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”); provided, however, that the representation and warranty in clause (ii) above, as it relates to any beneficial owner of any publicly traded Controlled Entity, is only made to the Company’s knowledge.  Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b) Neither the Company nor any Controlled Entity (i) has been found in violation of any U.S. Economic Sanctions, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions or (iii) has been assessed civil penalties under any U.S. Economic Sanctions.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future U.S. Economic Sanctions.
(c) Neither the Company, nor any of its Subsidiaries, is located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Country”).
Section 5.31. Solvency.  On the Closing Date, after giving effect to the Exchange, the Company and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.32. Property and Casualty Insurance Company.
(a) Since January 1, 2021 and except as disclosed in the SEC Reports, no insurance agent appointed by the Company or any of its Subsidiaries has ceased selling insurance policies on behalf of the Company or its Subsidiaries or has indicated an interest in decreasing or ceasing the amount of insurance it sells on behalf of the Company or its Subsidiaries or otherwise modifying its relationship with the Company or its Subsidiaries, other than in the normal and ordinary course of business consistent with past practices.
(b) All reinsurance treaties and similar arrangements (including placement slips) to which the Company or any Subsidiary is a party are in full force and effect and neither the Company nor any Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein in any material respect; neither the Company nor any Subsidiary has received any notice from any of the other parties to such treaties or arrangements that such other party intends not to perform such treaty or arrangement and, to the knowledge of the Company, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited historical financial statements of the Company included in or incorporated by reference in the SEC Reports.
(c) Except as disclosed in the Transaction Documents and the SEC Reports, the Company and its Subsidiaries have made no material change in their insurance reserving practices since January 1, 2021.
(d) The reserves reflected on the statutory statements of KICO, as of the dates specified in such statements, (i) were computed in accordance with presently accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles; (ii) were based on actuarial assumptions that produce reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance in all material respects with all other contract provisions; (iii) met the requirements of the applicable insurance laws, rules and regulations of the State of New York in all material respects, and are at least as great as the minimum aggregate amounts required by applicable law; and (iv) included provision for all actuarial reserves and related statement items which should be established.
(e) The statutory financial statements of KICO are prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the New York Department of Financial Services, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the KICO as of the dates thereof, and the statutory basis results of operations of the KICO for the periods covered thereby.
Section 5.33. Private Offering by the Company.
(a) None of the Company, its Affiliates or any person acting on its or any of their behalf has engaged or will engage, in connection with the issuance and sale of the Notes and Warrants in connection with the Exchange, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.
 (b) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 6 and the Purchasers’ compliance with its obligations set forth herein, it is not necessary in connection with the offer, issuance, sale and delivery of the Notes and Warrants to the Purchasers pursuant to the Exchange in the manner contemplated by this Agreement to register the Notes or the Warrants under the Securities Act or any blue sky laws of any applicable jurisdiction.
SECTION 6. Representations of the Purchasers.
Each Purchaser represents, severally and not jointly, to the Company as of the Signing Date and as of the Closing Date that:
Section 6.1. Experience.  (i) Such Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments like that involved in the purchase of the Notes and the Warrants, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Notes and the Warrants; (ii) such Purchaser is acquiring the Notes and the Warrants in the ordinary course of its business and for its own account for investment only and with no present intention of distributing the Notes or the Warrants or any arrangement or understanding with any other persons regarding the distribution of any Notes or Warrants (this representation and warranty does not limit such Purchaser’s right to sell in compliance with the Securities Act and the rules and regulations promulgated under the Exchange Act and the Securities Act (together, the “Rules and Regulations”); and (iii) such Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them.
Section 6.2. Institutional Accredited Investor.  As indicated in its Purchaser Schedule delivered to the Company, at the time such Purchaser was offered the Notes and Warrants, and as of the date of this Agreement, such Purchaser is (i) an institutional “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, (ii) a Qualified Institutional Buyer or (iii) an individual “accredited investor” as defined under Rule 501(a).
Section 6.3. Reliance on Exemptions.  Such Purchaser understands that the Notes and the Warrants are being offered and sold to it in the Exchange in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes and the Warrants in the Exchange.
Section 6.4. No Reliance.  In making a decision to purchase the Notes and the Warrants pursuant to the Exchange, such Purchaser: (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; and (iii) confirms that it has undertaken an independent analysis of the merits and risks of an investment in the Company, based on such Purchaser’s own financial circumstances.
Section 6.5. Investment Decision.  Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Notes and the Warrants pursuant to the Exchange constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes and the Warrants pursuant to the Exchange.
Section 6.6. Legend.  Such Purchaser understands that, until such time as the Notes, the Warrants and any Warrant Shares issued upon exercise of any Warrants may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of such securities that can then be sold and except if and to the extent otherwise provided below in this Section 6.6, the Warrants and any Warrant Shares will bear the restrictive legend set forth on the face of the Warrant Certificate, and the Notes will bear a restrictive legend in substantially the following form:
“THE  NOTE  EVIDENCED  HEREBY  (OR  ITS  PREDECESSOR) WAS  ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE  UNITED  STATES  SECURITIES  ACT  OF  1933,  AS  AMENDED  (THE  “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE  TRANSFERRED  IN  THE  ABSENCE  OF  SUCH  REGISTRATION  OR  AN APPLICABLE  EXEMPTION  THEREFROM.    EACH  PURCHASER  OF  THE  NOTE EVIDENCED HEREBY  IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON  THE  EXEMPTION  FROM  THE  PROVISIONS  OF  SECTION  5  OF  THE  SECURITIES ACT  PROVIDED  BY  RULE  144A  THEREUNDER.    THE  HOLDER  OF  THE  SECURITY EVIDENCED  HEREBY  AGREES  FOR  THE  BENEFIT  OF  THE  COMPANY  THAT  (A) SUCH  NOTE  MAY  BE  RESOLD,  PLEDGED  OR  OTHERWISE  TRANSFERRED, ONLY  (1)(a)  TO  A  PERSON  WHO  THE  SELLER  REASONABLY  BELIEVES  IS  A QUALIFIED  INSTITUTIONAL  BUYER  (AS  DEFINED  IN  RULE  144A  UNDER  THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A  QUALIFIED  INSTITUTIONAL  BUYER  IN  A  TRANSACTION  MEETING  THE REQUIREMENTS  OF  RULE  144A  UNDER  THE  SECURITIES  ACT,  (b)  OUTSIDE  THE UNITED  STATES  TO  A  PERSON  THAT  IS  NOT  A  “U.S.  PERSON”  (AS  DEFINED  IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS  OF  RULE  903  OR  RULE  904  OF  REGULATION  S  UNDER  THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d)  IN  ACCORDANCE  WITH  ANOTHER  EXEMPTION  FROM  THE  REGISTRATION REQUIREMENTS  OF  THE  SECURITIES  ACT  (AND  BASED  UPON  AN  OPINION  OF COUNSEL  ACCEPTABLE  TO  THE  COMPANY  IF  THE  COMPANY  SO  REQUESTS),  (2) TO  THE  COMPANY  OR  (3)  PURSUANT  TO  AN  EFFECTIVE  REGISTRATION STATEMENT  AND,  IN  EACH  CASE,  IN  ACCORDANCE  WITH  ANY  APPLICABLE SECURITIES  LAWS  OF  ANY  STATE  OF  THE  UNITED  STATES  OR  ANY  OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER  IS  REQUIRED  TO,  NOTIFY  ANY  PURCHASER  OF  THE  NOTE EVIDENCED  HEREBY  OF  THE  RESALE  RESTRICTIONS  SET  FORTH  IN  CLAUSE  (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
Section 6.7. Authority; Validity; Enforcement.  Such Purchaser further represents and warrants to, and covenants with, the Company that (i) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by such Purchaser and the consummation of the transactions herein contemplated will not violate any applicable provision of the Organizational Documents of such Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which such Purchaser is a party or, any Law applicable to such Purchaser, (iii) no consent, approval, authorization or other order of any Governmental Authority is required on the part of such Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement by each of the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining such Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
Section 6.8. Access to Information.  Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the Warrants and the Exchange and the merits and risks of investing in the Notes and the Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
Section 6.9.   ERISA.  Such Purchaser represents and warrants throughout its holding of the Notes and Warrants, as applicable, that either (i) such Purchaser will not acquire or hold a Note or Warrant with the assets of a plan or entity that is subject to (a) Title I of ERISA, (b) Section 4975 of the Code or (c) any laws that are similar to Section 406 of ERISA or 4975 of the Code or (ii) such Purchaser’s acquisition and holding of the Notes and Warrants will not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar law.
The Company acknowledges and agrees that the representations contained in this Section 6 shall not modify, amend or affect any Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

SECTION 7. TERMS AND CONDITIONS APPLICABLE TO GLOBAL NOTES.
Section 7.1.   Global Notes.
(a) Provided that applicable depository eligibility requirements are met, upon the written election of any Holder that is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act, the Company shall use its commercially reasonable efforts to cause the Notes owned by such Holders to be issued in the form of one or more Global Notes registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Exchange Act, and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.
(b) Notwithstanding any other provision herein, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing.  Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 7(b), the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Note of the occurrence of such event and of the availability of Notes to such owners of beneficial interests requesting the same.
(c) If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Section 7 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Company’s registrar and transfer agent (“Registrar”), whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) in accordance with the instructions of the Depositary.
(d) Every Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a person other than the Depositary for such Global Note or a nominee thereof.
(e) The Depositary or its nominee, as the registered owner of a Global Note, shall be the holder of such Global Note for all purposes under this Note, and owners of beneficial interests in a Global Note shall hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants.  If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Note and shall have no obligations to the owners of beneficial interests therein.  The Registrar shall have no liability in respect of any transfers undertaken by the Depositary.
(f) The rights of owners of beneficial interests in a Global Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.
(g) No holder of any beneficial interest in any Global Note held on its behalf by a Depositary shall have any rights with respect to such Global Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Note for all purposes whatsoever.  Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Note.
SECTION 8. Offers to Purchase; Redemptions; Payment of the Notes.
Section 8.1. Offers to Repurchase.
(a)  Asset Sale Offer to Repurchase
(i) When the aggregate amount of Excess Proceeds exceeds $5,000,000 (the “Excess Proceeds Threshold”), within thirty days thereof, the Company will make an offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”).  The offer price in any Asset Sale Offer will be equal to 100.0% of the principal amount of the Notes purchased plus accrued and unpaid interest to the date of purchase (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase), and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement.  If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will determine the amount of the Notes to be purchased on a pro rata basis or as nearly a pro rata basis as is practicable. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
(ii) Within 30 days following the date upon which the amount of Excess Proceeds exceeds the Excess Proceeds Threshold, the Company must send a notice to each Holder, which notice shall govern the terms of the Asset Sale Offer.  Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or, in the case of Notes in global form, delivered), other than as may be required by law (the “Asset Sale Offer Payment Date”).  Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note to the Company at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Offer Payment Date.  Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Company receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased.
(iii) The Company will not be required to make an Asset Sale if an unconditional and irrevocable notice of redemption as to all outstanding Notes has been given pursuant to this Agreement pursuant to Section 8.2 unless and until there is a default in payment of the applicable redemption price.
(iv) The Company will have the right to redeem the Notes at 100% of the principal amount thereof, plus accrued interest to the date of purchase, following the consummation of an Asset Sale Offer if at least 90% of the Notes outstanding prior to such consummation are purchased pursuant to an Asset Sale Offer.  Unless otherwise provided herein, any redemption pursuant to this Section 8.1(a)(iv) shall comply with Section 8.2(c) and Section 8.4 hereof.
(b) Change of Control Offer to Repurchase.
(i) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101.0% of the principal amount of the Notes purchased plus accrued and unpaid interest to the date of purchase (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase), and shall be payable in cash.
(ii) Within 30 days following the date upon which a Change of Control occurs, the Company must send a notice to each Holder, which notice shall govern the terms of the Change of Control Offer.  Such notice shall state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed (or, in the case of Notes in global form, delivered), other than as may be required by law (the “Change of Control Payment Date”).  Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note to the Company at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.  Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Company receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased.
(iii) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third-party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) an unconditional and irrevocable notice of redemption as to all outstanding Notes has been given pursuant to this Agreement pursuant to Section 8.2(c) unless and until there is a default in payment of the applicable redemption price.
(iv) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control conditioned upon such Change of Control if at the time of making of the Change of Control Offer a definitive agreement is in place with respect to such Change of Control.
(v) The Company will have the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.  Unless otherwise provided herein, any redemption pursuant to this Section 8.1(b)(v) shall comply with Section 8.2(c) and Section 8.4 hereof.
Section 8.2. Redemptions. (a) Mandatory Redemption.  The Company will make a mandatory redemption of Notes on December 30, 2023, in an amount such that the aggregate principal amount of Notes to be redeemed at par (rounded to the nearest $1,000), plus accrued and unpaid interest thereon to, but not including, the redemption date shall be equal to the Company’s Excess Cash Flow (or as near as reasonably possible subject to rounding).  The Company shall give irrevocable notice of redemption pursuant to this Section 8.2(a) in accordance with Section 8.2(c) not less than fifteen (15) days and not more than sixty (60) days prior to the date of redemption.  For purposes of this Section 8.2(a):
(i) “Excess Cash Flow” means the amount by which the maximum Ordinary Dividend Paying Capacity of KICO measured as of December 15, 2023 exceeds the Company’s Holding Company Expenses for the calendar year ended December 31, 2023.
(ii) “Holding Company Expenses” means the sum of (i) cash interest expense paid or to be paid during the calendar year ended December 31, 2023 on the Notes, intercompany loans and any other indebtedness of the Company (for the avoidance of doubt, on a stand-alone basis and not consolidated basis) and (ii) other cash operating expenses, including taxes, paid or to be paid by the Company during the calendar year ended December 31, 2023.  The amount of other operating expenses paid in cash in the preceding clause (ii) shall not exceed $2.5 million. Holding Company Expenses will be determined based on the actual Holding Company Expenses for the nine months ending September 30, 2023, and an estimate of Holding Company Expenses for the three months ending December 30, 2023.
(iii) “Ordinary Dividend Paying Capacity” means the sum, as measured on December 15, 2023, of (i) the maximum allowable amount of dividends that KICO is permitted to pay without seeking any regulatory approval in accordance with New York insurance regulations based on its statutory annual and quarterly financial statements filed with the National Association of Insurance Commissioners as of and for the thirty-six (36) month period ended September 30, 2023 plus (ii) any dividends paid by KICO to the Company during the period beginning January 1, 2023 and ending  September 30, 2023.
(b) Optional Redemption.    The Notes will be redeemable, at the Company’s option, in whole or in part, at any time or in part from time to time, on and after December 30, 2022, upon not less than fifteen (15) nor more than sixty (60) days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the respective  period set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):
Period:	Percentage
December 30, 2022 to December 29, 2023	102.00%
December 30, 2023 to September 29, 2024	101.00%
September 30, 2024 to December 29, 2024	100.00%

 (c) Notice of Redemption.  The Company will give each Holder to be redeemed written notice of each redemption under Section 8.2 not less than fifteen (15) days and not more than sixty (60) days prior to the date fixed for such redemption unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Any notice of redemption for any optional redemption pursuant to Section 8.2(b) may be revoked by the Company at any time on or prior to the Business Day immediately preceding the redemption date.  Each such notice shall specify such redemption date, the aggregate principal amount of the Notes to be redeemed on such date, the principal amount of each Note held by such Holder to be redeemed (determined in accordance with Section 8.3), and the redemption price with respect to such principal amount being redeemed and, in the case of a mandatory redemption pursuant to Section 8.2(a), shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth the calculation of Excess Cash Flow.  Any redemption notice for any optional redemption pursuant to this Section 8.2 may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a financing or other corporate transaction.  If such redemption is subject to the satisfaction of one or more conditions precedent, in the Company’s discretion the redemption date may be delayed or the redemption may be rescinded in the event any such conditions shall not have been satisfied or waived by the original redemption date.
Section 8.3. Allocation of Partial Redemptions.  In the case of each partial redemption of the Notes pursuant to Section 8.2(b), the principal amount of the Notes to be redeemed shall be allocated among all of the Notes pro rata or, with respect to any Global Notes, otherwise in accordance with DTC’s Applicable Depositary Procedures.
Section 8.4. Surrender, Etc.. In the case of each redemption of Notes pursuant to Section 8.2, subject to the last sentence of Section 8.2(c) and the ability of the Company to revoke a redemption notice at any time prior to the redemption date with respect to any optional redemption pursuant to Section 8.2(b), the principal amount of each Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with accrued interest on such principal amount accrued to, but not including, such date and the applicable redemption premium as of the date of such redemption, if any.  From and after such date, unless the Company shall have revoked the redemption notice or shall have failed to pay such redemption price, interest on such principal amount shall cease to accrue.  Any Note redeemed in full or in part shall be surrendered to the Company on or prior to the redemption date and cancelled and shall not be reissued, and no Note shall be issued in lieu of any redeemed principal amount of any Note and, in the case of Notes redeemed in part, the Company shall issue a new Note to the holder thereof for the unredeemed portion of the Note surrendered.

Section 8.5. Stated Maturity; Interest.  The full principal balance outstanding on the Notes shall be due and payable on the Maturity Date.  At all times that there is a principal balance outstanding on the Notes, interest shall accrue and be due and payable from time to time in accordance with the terms of the Notes.
SECTION 9. Affirmative Covenants.
Section 9.1 Financial and Business Information.

(a) At all times that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission on EDGAR all annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, in each case within the time period prescribed by such form (including any permitted extensions or grace periods thereto) and in a manner that complies in all material respects with the requirements of such form and the applicable rules and regulations of the SEC.

(b) If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to each Holder:
(1) Quarterly Statements — within forty-five (45) days after the end of each quarterly fiscal period in each Fiscal Year of the Company (other than the last quarterly fiscal period of each such Fiscal Year), copies of:
(i)	an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter;
(ii)
unaudited consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments; and

(iii)
a management’s discussion and analysis of the financial results for the current period covered by the financial statements described above in comparison to the financial results for the period in the prior year, in form and substance substantially similar to the management’s discussion and analysis included in the Company’s most recent quarterly report on Form 10-Q;

(2) Annual Statements — within ninety (90) days after the end of each Fiscal Year of the Company, copies of:
(i)	a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such year; and
(ii)
consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances (as such wording may be updated or amended from time to time in accordance with industry practice and standards); and

(iii)
a management’s discussion and analysis of the financial results for the current yearly period covered by the financial statements described above in comparison to the financial results for the prior year, in form and substance substantially similar to the management’s discussion and analysis included in the Company’s most recent annual report on Form 10-K;

 (c) The Company shall deliver to each Holder:
(1) Officer’s Certificate — together with each set of financial statements delivered to a Holder pursuant to Section 9.1(b) or promptly, and in any event within three (3) Business Days, after the Company files its annual report on Form 10-K or its quarterly report on Form 10-Q with the Commission, a certificate of a Senior Financial Officer:
(i) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.6 during the interim or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations), and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence.
(ii) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
 (2) Notice of Default or Event of Default — promptly, and in any event within five (5) days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed Default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and
 (3) Resignation or Replacement of Auditors — within ten (10) days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request.
(d) Electronic Delivery.   Financial statements, opinions of independent certified public accountants, the Officer’s Certificate and other information that are required to be delivered by the Company pursuant to Sections 9.1(b) and 9.1(c) shall be deemed to have been delivered if such financial statements satisfying the requirements of Sections 9.1(b) and related Officer’s Certificate satisfying the requirements of Section 9(c) are delivered to each Holder by e-mail at the e-mail address set forth in such Holder’s signature page to the Note and Warrant Exchange Agreement (or, with respect to any Global Note, otherwise in accordance with the procedures of DTC) or as communicated from time to time in a separate writing delivered to the Company by the Holder.  The Company will be deemed to have delivered the Officer’s Certificate when e-mailed to a Holder’s email address listed on such Holder’s signature page to this Agreement or as otherwise communicated from time to time to the Company.  In no event will the Company be liable if such email address is invalid or inoperable.
Section 9.2 Section 4(a)(7); Rule 144A. With a view to making available to the Holders the benefits of Section 4(a)(7) of the Securities Act (“Section 4(a)(7)”) and Rule 144A promulgated under the Securities Act (“Rule 144A”) and other rules and regulations of the Commission that may at any time permit a Holder to sell Notes without registration, the Company covenants that it will (a) if it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, use commercially reasonable efforts to file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (b) if it is not subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act, use commercially reasonable efforts to make available information necessary to comply with Section 4(a)(7) and Rule 144A, if available, with respect to resales of the Notes under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(7) and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Notes), as such rules may be amended from time to time.  Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance; provided, that the Company shall not include in such written statement any information that may be considered material non-public information without the prior written consent of such Holder.

Section 9.3 Compliance with Laws. (a) The Company will, and will cause each of its Subsidiaries to, comply with all Laws to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Sections 5.28, 5.29 and 5.30, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case except to the extent that non-compliance with such Laws or the failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any applicable United States (federal or state) anti-terrorism law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 9.4 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.5 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.5 shall not prevent the Company or any Subsidiary from (i) selling or otherwise disposing of any of its properties or (ii) discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.6 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, in each case to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, or assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 9.7 Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless such Subsidiary is merger into the Company or another Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.8 Board Observer/Governance.
(a) Governance.  The Company (i) shall ensure that it operates in accordance with the terms of its governing documents and (ii) shall not permit the amendment or other modification of the governing documents of the Company and its Subsidiaries in a manner that is materially adverse to the Holders without the prior written consent of the Required Holders.
(b) Board Observer.   Until all of the Notes are no longer outstanding, the holders of the Notes shall be permitted to appoint one board observer to the Board of Directors of the Company (the “Board Observer”), with such Board Observer to be determined by the Required Holders and subject to the approval of the Company (such approval not to be unreasonably withheld). The Required Holders shall be permitted to remove any Board Observer and/or appoint any successor Board Observer as they shall elect in their sole discretion from time to time.  The Board Observer shall be permitted to attend and participate in all meetings of the Board of Directors (but shall not have voting rights), and shall receive all information, notices, reports, written consents, meeting minutes and other materials (the “Board Information”) provided to the members of the Board of Directors of the Company, in each case, substantially simultaneously with, and substantially in the same manner and to the same extent as, such Board Information is given to the members of the Board of Directors of the Company. Notices of any meeting of the Board of Directors shall be distributed to the Board Observer at least forty-eight hours in advance of any meeting of the Board of Directors, provided that in the event the Company determines, in good faith, it is advisable to hold a meeting on less than 48 hours advance notice, the Board Observer shall receive notice no later than the notice delivered to the Board of Directors.  The Company shall promptly reimburse the reasonable and documented expenses of the Board Observer in connection with attending any meeting of the Board of Directors.
(c) Right to Nominate One Director.  No later than six (6) months after the Closing Date, the Company shall use all commercially reasonable efforts to appoint one nominee selected by the Required Holders to the Board of Directors (“Noteholder Director”).  Upon the appointment of the Noteholder Director to the Board, the Holders’ right to appoint a Board Observer pursuant to Section 9.8(b) shall terminate.   Once the Notes are no longer outstanding, the Noteholder Director’s tenure on the Board of Directors shall cease and the right of the Holders to nominate one director to the Board of Directors pursuant to this Section 9.8(c) shall terminate.
(d) Notwithstanding the foregoing, the Board Observer and the Noteholder Director shall not be entitled to attend or participate in any relevant portions of meetings or receive any relevant portions of Board Information in any instance if, but solely to the extent that, the Chairperson of the Board of Directors or the applicable Board committee reasonably determines that discussions of a specified matter in the presence of, or the sending of such Board Information to, the Board Observer, in each case, (x) will result, based on advice from counsel to the Company (including in-house counsel), in the loss of attorney-client privilege for the Company with respect to such specified matter or (y) would prejudice the Company’s negotiating position on matters in connection with the Notes or the Warrants as a result of the existence of a conflict of interest with respect to the applicable matter.  The Company shall make reasonable efforts to notify the Board Observer or the Noteholder Director in advance if the Company anticipates the Board Observer or the Noteholder Director will be excluded from a portion of a meeting.
(e) Confidentiality.  Before attending any meetings of the Board of Directors or receiving any Board Information, the Board Observer and the Noteholder Director shall be required to enter into a confidentiality agreement in form and substance satisfactory to the Company.  Before communicating any material non-public information regarding the Company obtained from any Board meeting or Board Information with any Holder of Notes, the Board Observer or Noteholder Director shall ensure that such Holder has signed a confidentiality agreement with the Company in form and substance satisfactory to the Company.
Section 9.9 Priority Obligations. The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.
Section 9.10 Maintaining Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.  The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.
Section 9.11 Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of, and interest on, the Notes, in accordance with the terms hereof.  Principal and interest will be considered paid on the date due if the Paying Agent holds as of 11:00 A.M., New York, New York time, on any Interest Payment Date, an amount in immediately available funds provided by the Company that is designated for and sufficient to pay all principal and interest then due.  With respect to each Certificated Note, payment of the principal thereof and accrued and unpaid interest thereon due on the Maturity Date shall be subject to the delivery of such Certificated Note by the Holder thereof to the Company or Paying Agent.
SECTION 10. Negative Covenants.  The Company covenants that so long as any of the Notes are outstanding, it shall comply, and cause its Subsidiaries to comply, with the negative  covenants set forth in this Section 10.
Section 10.1 Transactions with Affiliates. (a) The Company shall not, and shall not permit any Subsidiary to, enter into any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and are at prices and on terms and conditions, taken as a whole, that, in the good faith judgment of the Company, are not materially less favorable to the Company or such Subsidiary than could be obtained on a comparable arm’s-length transaction with a Person not an Affiliate.
(b) The restrictions set forth in Section 10.1(a) shall not apply to:
(i) any employment or consulting agreement, employee or director benefit plan, officer or director compensation or indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto and the issuance of Equity Interests of the Company to directors, employees and consultants pursuant to stock option or stock ownership, bonus or benefit plans;
(ii) transactions between or among the Company and any of its Subsidiaries or between or among such Subsidiaries;
(iii) transactions between the Company or one of its Subsidiaries and any Person in which the Company or one of its Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate solely because of such interest;
(iv) any agreement or arrangement as in effect as of the Closing Date and any such agreement or arrangement as it may be amended or replaced from time to time and any transactions or payments contemplated thereby (including pursuant to any such agreement or arrangement as so amended or replaced) so long as any such agreement or arrangement as so amended or replaced, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement or arrangement as in effect on the Closing Date (as determined by the Company in good faith);
(v) an agreement between a Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into, the Company or a Subsidiary and not entered into in contemplation of such acquisition or merger;
(vi) any Restricted Payment made in compliance with Section 10.8 and any Permitted Investment;
(vii) sales of Equity Interests in the Company by the Company or any Subsidiary and capital contributions to the Company from Affiliates; and
(viii) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice.
Section 10.2 Merger, Consolidation, Etc.
(a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, and the Company shall not sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person unless:
(i) either:
(A) the Company shall be the surviving or continuing entity; or
(B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Subsidiaries taken as a whole (the “Surviving Entity”):
(1) shall be a corporation or a limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia;
(2) shall expressly assume all of the Company’s obligations under the Notes and this Agreement by executing and delivering to the Paying Agent and each Holder, a joinder to the Notes and this Agreement, in form and substance reasonable satisfactory to the Required Holders; and
(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; and
(iii) the Company or the Surviving Entity shall have delivered to each Holder an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a joinder to the Notes and this Agreement is required in connection with such transaction, such joinder complies with this Section 10.2 and that all conditions precedent in Section 10.2 relating to such transaction have been satisfied and that the joinder, the Notes and this Agreement constitute the legal, valid and binding obligations of the Surviving Entity.
(b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole.  This Section 10.2 shall not apply to any consolidation or merger by any Subsidiary of the Company with or into, or any sale, assignment, transfer, conveyance, lease or other disposition of assets by any Subsidiary of the Company to, the Company or another Subsidiary of the Company.
(c) Upon any consolidation or merger by the Company or any transfer of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in accordance with the foregoing, in which the Company is not the continuing entity, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and this Agreement.
Section 10.3 Permitted Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.
Section 10.4 Economic Sanctions, Etc. The Company shall not, and shall not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any activity, dealing or transaction with any Person if such investment, dealing or transaction (i) involves a Blocked Person or Sanctioned Country, or (ii) would result in a violation under any Economic Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws by the Company, any Controlled Entity, the Paying Agent, or any Holder.
Section 10.5. Liens. The Company shall not, grant, create, incur or assume any Lien on or with respect to any property or asset of the Company, or any income or profits therefrom, to secure any Indebtedness, except for the following Liens (“Permitted Liens”):
(a) Liens on the Capital Stock of any Subsidiary of the Company to secure Indebtedness of such Subsidiary;
(b) any interest, title or Lien of a lessor or sublessor under any lease (including any Finance Lease) covering only the assets so leased and Liens otherwise granted to landlords (including, without limitation, Liens over rent deposits), in either case, to secure the payment of arrears of rent in respect of leased properties;
(c) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness for borrowed money);
(d) customary rights of set-off, revocation, refund, chargeback or similar rights or remedies of banks and other similar financial institutions arising under deposit agreements or relating to ordinary course cash management arrangements or under the UCC as to deposit or securities accounts (including funds or other assets credited thereto or funds maintained therewith);
(e) Liens that are customary contractual rights of setoff relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;
(f) judgement Liens so long as the related judgment does not constitute an Event of Default;
(g) Liens for taxes, assessments or governmental charges or claims either (a) not yet delinquent for a period of more than thirty (30) days, or (b) contested in good faith by appropriate proceedings and as to which the Company shall have set aside on its books such reserves as may be required pursuant to GAAP;
(h) statutory Liens of landlords, banks and securities intermediaries (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of thirty (30) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(i) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case, which do not and shall not interfere in any material respect with the ordinary conduct of the business of the Obligors and that, in the aggregate, do not materially detract from the value of the property subject thereto;
(j) purported Liens evidenced by the filing of precautionary UCC financing statements (i) relating solely to operating leases of personal property entered into in the ordinary course of business or (ii) to evidence the sale of assets in the ordinary course of business;
(k) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;
(l) assignments of past due receivables solely for the purpose of collection;
(m) Liens securing Permitted Hedging Transactions; and
(n) Liens securing Indebtedness under Currency Agreements.
Section 10.6 Financial Covenant – Leverage Maintenance Test.
(a) As of the end of each calendar quarter, commencing with the calendar quarter ending December 31, 2022, the Total Consolidated Indebtedness of the Company shall not be greater than 30% of Total Consolidated Capitalization.
(b) For purposes of this covenant:
(i) “Long-Term Indebtedness” means, as of any date of determination, any Indebtedness that becomes due and payable on a date that is more than one year from such date of determination, excluding any Indebtedness represented by (x) the sale leaseback transaction by KICO of its information technology (IT) assets on October 27, 2022 and any refinancing thereof and (y) any future sale leaseback transaction by any Subsidiary of the Company.
(ii) “Total Consolidated Capitalization” means, as of any date of determination, the amount equal to the sum of (x) Total Consolidated Indebtedness outstanding as of such date and (y) the total consolidated shareholders’ equity of the Company, excluding accumulated other comprehensive (loss) income, as recorded on the Company’s consolidated balance sheet.
(iii) “Total Consolidated Indebtedness” means the aggregate principal amount (or accreted value in the case of any Indebtedness issued with more than de minimis original issue discount) of all outstanding Long-Term Indebtedness of the Company and its Subsidiaries on a consolidated basis.
Section 10.7 Limitation on incurrence of Indebtedness.
The Company shall not, and shall not permit any of its Subsidiaries to create, incur, issue, guarantee, assume, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness, other than the following (“Permitted Indebtedness”):
(a) Indebtedness represented by the Notes issued on the Closing Date;
(b) Indebtedness outstanding on the Closing Date, other than under clause (a) above;
(c) Indebtedness of the Company owed to any Subsidiary and of any Subsidiary owed to the Company or any other Subsidiary; provided that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Subsidiary ceasing to be a Subsidiary of the Company or any transfer of such Indebtedness (other than to the Company or a Subsidiary of the Company) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon not permitted by this clause (d), and (ii) Indebtedness of the Company owed to any Subsidiary shall be subordinated in right of payment to the Notes;
(d) Indebtedness incurred by the Company or any Subsidiary the proceeds of which are used to repay the Notes in full;
(e) Indebtedness incurred by KICO representing advances from the Federal Home Loan Bank of New York secured by eligible marketable securities owned by KICO;
(f) Indebtedness of KICO under any surplus note incurred with the express approval of the New York Superintendent of Insurance provided that no principal of any such note has a maturity date that is on or prior to the 91st  day after the Maturity Date of the Notes;
(g) Permitted Refinancing Indebtedness of any of the Indebtedness described in clauses (a) and (b) of this Section 10.7 and this clause (g);
(h) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; provided that the Indebtedness so guaranteed is permitted by this Section 10.7;
(i) Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(j) Indebtedness in respect of letters of credit, bonds, guarantees or similar instruments issued or created to provide security in the ordinary course of business, including in respect workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance, pursuant to reimbursement or indemnification obligations, in each case incurred in the ordinary course of business;
(k) Indebtedness  in respect of performance bonds, customs bonds, bid bonds, appeal bonds, surety bonds (or in lieu of bonds, guarantees or letters of credit) and similar obligations, in each case provided in the ordinary course of business;
(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;
(m) Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business; and
(n) Indebtedness in respect of netting services, overdraft protection and otherwise in connection with deposit accounts and other banking arrangements.
Section 10.8 Restricted Payments.
(a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Subsidiary of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;
(iii) purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is expressly contractually subordinate or junior in right of payment to the Notes (other than Indebtedness owed by the Company to a Subsidiary of the Company, or any such payment on Indebtedness due within one year of the date of purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement); or
(iv) make any Restricted Investment (each such payments and other actions set forth in these clauses (i) through (iv) being collectively referred to as, a “Restricted Payment”).
(b) The provisions of Section 10.8(a) will not prohibit:
 (i) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company;
(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company that is contractually subordinated to the Notes in exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of, Permitted Refinancing Indebtedness;
(iii) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
(iv) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any then current or former officer, director or employee of the Company or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $500,000 in any calendar year;
(v) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities, and (b) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent necessary to pay applicable withholding taxes; and
(vi)  any payment of cash by the Company in respect of fractional shares of the Company’s Capital Stock upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities.
(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.
Section 10.9 Asset Sales.
(a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:
(i) at the time of any Asset Sale, no Default or Event of Default shall exist or shall result from such Asset Sale;
(ii) the Company (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(iii) at least 75% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this clause (iii), each of the following will be deemed to be cash:
(1) any liabilities of the Company or any Subsidiary as shown on the Company’s or such Subsidiary’s most recent consolidated balance sheet (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases the Company or such Subsidiary from further liability;
(2) any securities, notes or other obligations or assets received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion;
(3) the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Subsidiary of the Company; and
(4) assets that are used or useful in a Permitted Business.
(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Subsidiary, as the case may be, may apply such Net Proceeds at its option, in any combination of the following:
(i)  to prepay, repay, repurchase, redeem or defease (i) any Indebtedness of any Subsidiary or (ii) the Notes through redemptions, open-market purchases, privately negotiated transactions or by making an Asset Sale Offer in accordance with the procedures set forth in Section 8.1(a);
(ii) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Subsidiary of the Company; or
(iii) to acquire or invest in other assets that are used or useful in a Permitted Business or to make capital expenditures.
Pending the final application of any Net Proceeds, the Company or the applicable Subsidiary, as the case may be, may temporarily reduce revolving credit borrowings.
(c) The amount of any Net Proceeds from Asset Sales that are not applied or invested within 365 days as provided in clause (b) above shall constitute “Excess Proceeds” and shall be applied in accordance with Section 8.1(a).  Upon completion of each Asset Sale Offer pursuant to Section 8.1(a), the amount of Excess Proceeds will be reset at zero.
Section 10.10 Dividend and Other Payment Restrictions Affecting Subsidiaries.
(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:
(i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;
(ii) make loans or advances to the Company or any of its Subsidiaries; or
(iii) sell, lease or transfer any of its properties or assets to the Company or any of its Subsidiaries.
(b) The restrictions in this Section 10.10 will not apply to encumbrances or restrictions existing under or by reason of:
(i) agreements governing Indebtedness as in effect on the date of this Agreement and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Agreement;
(ii) agreements governing other Indebtedness permitted to be incurred under Section 10.7 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein will not materially affect the Company’s ability to make anticipated principal, premium and interest payments on the Notes;
(iii) applicable law, rule, regulation or order;
(iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;
(v) customary non-assignment provisions contained in contracts, mortgages, leases and licenses entered into in the ordinary course of business;
(vi) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased;
(vii) any agreement for the sale or other disposition of a Subsidiary that restricts activities of that Subsidiary pending such sale or other disposition;
(viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(ix) Liens permitted to be incurred under the provisions of Section 10.5 of this that limit the right of the debtor to dispose of the assets subject to such Liens; or
(x) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Permitted Investment), which limitation is applicable only to the assets that are the subject of such agreements.
SECTION 11. Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise; or
(b) the Company defaults in the payment of any interest on any Note after the same becomes due and payable and such failure shall continue to be unremedied for a period of five (5) or more Business Days; or
(c) the Company defaults in the performance of or compliance with Section 10.2 or Section 10.6; or
(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11), and such default is not remedied within thirty (30) days (or ninety (90) days with respect to any default in the performance or compliance with clauses (a), (b) or (c) of Section 9.1) after the earlier of (i) a Responsible Officer obtaining knowledge of such default and (ii) the Company receiving written notice of such default from any Holder (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or
(e) any representation or warranty made in writing by or on behalf of the Company by any Senior Financial Officer of the Company in this Agreement or any other Transaction Document proves to have been false or incorrect in any material respect on the date as of which made; or
(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment;
 (g)one or more final judgments or orders for the payment of money aggregating in excess of $10,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or
(h) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or such Significant Subsidiary or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary, or any such petition shall be filed against the Company or any Significant Subsidiary and such petition shall not be dismissed or stayed within sixty (60) days; or
(j) the Company denies in writing that it has any or further liability under any Transaction Document, or purports in writing to revoke or rescind any Transaction Document.
SECTION 12. Remedies on Default, Etc.
Section 12.1. Acceleration.  (a) If an Event of Default described in paragraph (h) or (i) of Section 11 in respect of the Company has occurred, all the Notes then outstanding shall automatically become immediately due and payable and all commitments or obligations of any Purchaser to purchase any Notes shall be terminated.
(b) If any Event of Default (other than those described in paragraph (h) or (i) of Section 11) has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable and terminate all commitments or obligations of the Purchasers to purchase any Notes.
 (c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
(d) Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon (including applicable default interest, if any), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.
Section 12.2. Other Remedies.  If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, any Holder at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3. Rescission.  At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any amounts outstanding under the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.No course of dealing and no delay on the part of any Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or any Transaction Document upon any Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  The Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1 Registration of Notes.  The Company shall keep at its principal executive office (or hire an agent for this purpose) a register for the registration and registration of transfers of Notes.  The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any Holder of one or more Notes is a nominee (other than with respect to a Global Note), then (i) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and Holder thereof and (ii) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered (including for the avoidance of doubt, any Global Note) shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any Holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.  This Section 13.1 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.  In addition to and not in limitation of any representations contained herein, each Holder acknowledges and agrees that the Notes have not been registered under the Securities Act and may not be transferred except pursuant to registration or an exemption therefrom.
Section 13.2 Transfer, Assignment and Exchange of Notes.
(a) Subject to Section 13.2(b), upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or such Holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company, to the extent the provisions of clause (a) above shall have been met, shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or the Closing Date if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.
(b) The Notes have been issued and sold pursuant to this Agreement in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and, as a result, the Notes are deemed to be “restricted securities” under the Securities Act. Notwithstanding anything in this Section 13.2 to the contrary, a Holder may only transfer Notes or any interest therein (i) to a Person that is a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, (ii) to an institutional “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) in a transaction exempt from registration under the Securities Act or (iii) in accordance with Rule 144 under the Securities Act and, in each case, in accordance with all applicable state securities laws and the securities laws of other applicable jurisdictions.  In connection with any transfer of Notes (other than a transfer made in accordance with the immediately preceding clause (i)) prior to the one year anniversary of the Closing Date, and assuming that neither the Company nor any Affiliate of the Company has acquired any Notes, the Company shall be entitled to receive information and documentation as the Company may reasonably request (including an opinion of counsel reasonably satisfactory to the Company at the expense of the transferring Holder) to confirm that such transfer does not require registration under the Securities Act and such other applicable securities laws.
Section 13.3 Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and
(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $10,000,000 or an Institutional Investor, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b) in the case of mutilation, upon surrender and cancellation thereof, within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or the Closing Date if no interest shall have been paid thereon.
SECTION 14. Payments on Notes.
Section 14.1 Payment by Wire Transfer.  So long as any Purchaser or its nominee shall be the Holder of any Certificated Note, the Company will pay all sums becoming due on such Certificated Note for principal, premium, if any, and interest by the method and at the address specified for such purpose in such Purchaser’s signature page hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, subject to the presentation or surrender of such Certificated Note or the making of any notation thereon concurrently with any payment in full of any Certificated Note, in which case such Purchaser shall surrender such Certificated Note for cancellation concurrently with such payment to the Company at its principal executive office or at the place designated by the Company.  Prior to any sale or other disposition of any Certificated Note held by a Purchaser or its nominee, such Purchaser will surrender such Certificated Note to the Company in exchange for a new Certificated Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.1 to any direct or indirect transferee of any Certificated Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Certificated Note as the Purchaser has made in this Section 14.1.  The Company will pay all sums becoming due on any Global Note by wire transfer of immediately available funds to DTC or its nominee in accordance with the Applicable Depositary Procedures.
Section 14.2 Tax Information.  Each Purchaser shall provide the Company with a properly completed IRS Form W-9 or applicable IRS Form W-8.
Section 14.3 Payments Generally.  Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in U.S. dollars
SECTION 15. Expenses.    Each of the Company and the Purchasers shall be responsible for their own expenses incurred in connection with the Exchange.
SECTION 16. Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein and in the other Transaction Documents shall survive the execution and delivery of this Agreement, the Warrants and the Notes, the purchase or transfer by any Purchaser of any Note, any Warrant or any portion thereof or interest therein and the payment of any Note or exercise of any Warrant, and may be relied upon by any subsequent Holder or holder of a Warrant, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder or holder of a Warrant; provided, that no representation or warranty shall be deemed to be made as of any time other than (i) the Signing Date or the date of execution and delivery of such other document, certificate, instrument or agreement containing such representation or warranty, or (ii) at the time of the Closing.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents shall be deemed representations and warranties of the Company under this Agreement or the other Transaction Document, as applicable.  Subject to the preceding sentence, this Agreement and the other Transaction Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings, in each case relating to the subject matter hereof.
SECTION 17. Amendment and Waiver.
Section 17.1. Requirements.  This Agreement, the Notes Documents and the Notes may be amended, and the observance of any term hereof or of the Notes Documents or the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4A, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any redemption (other than as provided in Sections 8.2(c) and 8.4 as in effect on the Signing Date), offer to purchase or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12 or this Section 17.
Section 17.2. Solicitation of Holders.   The Company will promptly provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17.2 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.
Section 17.3. Binding Effect, Etc.Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4. Notes Held by Company, Etc.Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes Documents or the Notes, or have directed the taking of any action provided herein, the Notes Documents or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
SECTION 18. Notices.
All notices and communications provided for hereunder shall be in writing and sent by (1) e-mail and (2) accompanied by either (x) a registered or certified mailing with return receipt requested (postage prepaid) or (y) delivery by a recognized overnight delivery service (charges prepaid).  Any such notice must be sent: (i) if to any Holder to the e-mail and mail address provided by such Holder to the Company in writing, or (ii) if to the Company, at its e-mail address bgoldstein@kingstonecompanies.com or such other e-mail address provided to the Holders and the mail address set forth at the beginning hereof, addressed to the attention of the Chief Executive Officer. Notices under this Section 18 will be deemed given only when actually received.
SECTION 19. Reproduction of Documents.
This Agreement, the Transaction Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable Law, any such reproduction (other than the Notes) shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 20. [Reserved].
SECTION 21. Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of such Purchaser’s Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser’s Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original Holder under this Agreement.
SECTION 22. Miscellaneous.
Section 22.1. Successors and Assigns.  All covenants and other agreements contained in this Agreement and the other Transaction Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not.
Section 22.2. Payments Due on Non-Business Days.  Anything in this Agreement, the Notes Documents or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
Section 22.3. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4. Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
Section 22.5. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement.  Signature pages hereto transmitted by facsimile or PDF shall be deemed to be original signatures for all purposes.
Section 22.6. Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State or any other jurisdiction that would require the application of the laws of a jurisdiction other than such State.
Section 22.7. Venue.  Any legal action or proceeding arising under this Agreement or the other Transaction Documents in any way connected or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement or the Transaction Documents, or the transactions related thereto, in each case whether or not existing or hereafter arising, shall be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States District Court for the Southern District of New York of such State (provided that if none of such courts can and will exercise such jurisdiction, such exclusivity shall not apply), and by execution and delivery of this Agreement, the Company, each Purchaser and each Holder consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts.  The Company, each Purchaser and each Holder irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or the other Transaction Documents or any other document related thereto.  Nothing in this Agreement or any other Transaction Document shall affect any right that any Purchaser or any Holder may otherwise have to bring any action or proceeding relating to this Agreement and the other Transaction Documents against the Company or any of its properties in the courts of any jurisdiction (i) for purposes of enforcing a judgment, (ii) in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction.
Section 22.8. WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

If you are in agreement with the foregoing, please sign a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

KINGSTONE COMPANIES, INC.

By: /s/ Barry B. Goldstein
Barry B. Goldstein
Chief Executive Officer

Note and Warrant Exchange Agreement

751278830.1

This Agreement is hereby accepted and agreed as of the date hereof.

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

By: /s/ Erin Rogers
Name: Erin Rogers
Title: Head of Operations

ANGEL OAK FINANCIALS INCOME IMPACT FUND

By: /s/ Erin Rogers
Name: Erin Rogers
Title: Head of Operations

ANGEL OAK MULTI-STRATEGY INCOME FUND

By: /s/ Erin Rogers
Name: Erin Rogers
Title: Head of Operations

TRUPS FINANCIAL NOTE SECURITIZATION 2018-1 LTD

By: /s/ Neal J. Wilson
Name: Neal J. Wilson
Title: Co-Chief Executive Officer

Note and Warrant Exchange Agreement

751278830.1

THE CINCINNATI INSURANCE COMPANY

By: /s/ Michael R. Abrams
Name: Michael R. Abrams
Title: Vice President

CINCINNATI LIFE INSURANCE COMPANY

By: /s/ Michael R. Abrams
Name: Michael R. Abrams
Title: Vice President

TCW SEPULVEDA LONG/SHORT EQUITY FUND I, L.P.

By: /s/ Jeremy Zhu
Name: Jeremy Zhu
Title: Managing Director/General Partner

TCW SEPULVEDA LONG/SHORT EQUITY MASTER FUND LTD.

By: /s/ Jeremy Zhu
Name: Jeremy Zhu
Title: Managing Director/General Partner

CITY OF LAKELAND, FL

By: /s/ Jeffrey S. Stearns
Name: Jeffrey S. Stearns
Title: City Treasurer

Note and Warrant Exchange Agreement

751278830.1

SCHEDULE A
Defined Terms
Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or the other Transaction Documents, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement or the other Transaction Documents.
Where any provision in this Agreement or the other Transaction Documents refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
 “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” or “Note and Warrant Exchange Agreement” means this Note and Warrant Exchange Agreement, as from time to time amended, supplemented or otherwise modified.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 and any other applicable Law in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity.
“Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act, the UK Proceeds of Crime Act 2002, and the UK Terrorism Act 2000 and any other applicable Law in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes.
“Applicable Depositary Procedures” has the meaning set forth in Section 7.1(c).
 “Asset Sale” means:
(a) the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, will be governed by the provisions of Section 8.1(b) of this Agreement and/or Section 10.2 and not by the provisions of Section 10.9; provided, further, that a transaction otherwise meeting the requirements of an “Asset Sale” under this definition will be deemed to be an Asset Sale notwithstanding its treatment under GAAP; and
(b) the issuance or sale of Equity Interests in any of the Company’s Subsidiaries.
Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:
(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2,500,000; provided that all such transactions that are deemed to not be Asset Sales pursuant to this clause (1) shall not exceed $5,000,000 in any calendar year;
(2) a transfer of assets between or among the Company and any Subsidiary of the Company;
(3) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to another Subsidiary of the Company;
(4) the sale of any securities, investments and other assets by KICO or any Subsidiary of the Company that is an insurance company or reinsurance company in the ordinary course of business in accordance with its investment guidelines;
(5) the sale, transfer, factoring or discount of accounts receivable or other assets that by their terms convert into cash in the ordinary course of business;
(6) the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;
(7) the sale, conveyance or other disposition of receivables, Investments or other assets, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings;
 (8) a Restricted Payment made in accordance with that does not violate Section 10.8 or a Permitted Investment;
(9) disposals, liquidations or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of the Company and its Subsidiaries, in each case the ordinary course of business;
 (10) the creation of a Lien permitted by Section 10.5;
(11) transactions pursuant to repurchase agreements entered into in the ordinary course of business;
 (12) any sale or other disposition of a minority interest in any Person that is not a Subsidiary, that constituted a Restricted Payment or Permitted Investment; provided that (x) the majority interests in such Person shall also be concurrently sold or transferred on the same terms and the holder or holders of such majority interests shall have required such sale or disposition of such minority interest pursuant to the exercise of any applicable drag-along rights and (y) the Net Proceeds from the sale or transfer of such minority interest are applied in accordance with Section 10.9;
(13) any lease or license of real and personal property in the ordinary course of business;
(14) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
 (15)  dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;
(16) the issuance or sale of insurance policies and related contracts and instruments in the ordinary course of business;
(17) the sale, lease, conveyance or other disposition of any assets or rights required or advisable as a result of statutory or regulatory changes or requirements (including any settlements with any regulatory agencies) as determined in good faith by the Company; provided that any cash or Cash Equivalents received must be applied as Net Proceeds in accordance with Section 10.9; and
(18) any unwinding of any Currency Agreement or Permitted Hedging Transaction.
“Asset Sale Offer” has the meaning set forth in Section 8.1(a)(i).
“Average Life” means, as of any date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Indebtedness by the amount of each such principal payment by (2) the sum of all such principal payments.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Blocked Person” has the meaning set forth in Section 5.30(a).
“Board Information” has the meaning set forth in Section 9.8(b).
“Board Observer” has the meaning set forth in Section 9.8(b).
 “Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof, including, but not limited to, the audit committee.
“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.
“Capital Stock” means:
(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and Preferred Stock of such Person; or
(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person, but, in each case, excluding any debt security that is convertible or exchangeable for Capital Stock.
“Cash Equivalents” means:
(1) Dollars;
(2) in the case of any Foreign Subsidiary of the Company, such local currencies held by such Foreign Subsidiary from time to time in the ordinary course of business;
(3) securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);
(4) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;
(5) certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Moody’s or S&P rating of “B” or better;
(6) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;
(7) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within twelve months after the date of acquisition; and
(8) money market funds (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition or (ii) that comply with the criteria under Rule 2a-7 of the Investment Company Act of 1940 and are rated at least AAA by S&P or Aaa by Moody’s.
In the case of Investments by any Foreign Subsidiary of the Company, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.
“Certificated Note” has the meaning set forth in Section 3.2(b).
“Change of Control” means the occurrence of any of the following:
(i)	the sale, lease or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Persons; or
(ii)
the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50.0% of the total voting power of the Voting Stock of the Company.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.
“Change of Control Offer” has the meaning set forth in Section 8.1(b)(i).
“Change of Control Payment Date” has the meaning set forth in Section 8.1(b)(ii).
“CISADA” has the meaning set forth in Section 5.30(a).
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” has the meaning set forth in Section 1.2.
“Company” has the meaning set forth in the introductory paragraph hereto.
“Confirmation Email” has the meaning set forth in Section 2.1(a).
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective controlled Affiliates and (ii) if the Company has a parent company, such parent company and its controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.
 “Default” means an event or condition the occurrence or existence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Default Rate” means, with respect to the Notes, that rate of interest that is 2% per annum above the rate of interest otherwise applicable to the Notes.
“Depositary” has the meaning set forth in Section 7.1(a).
“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.
“Dollar” or “$” means the lawful money of the United States of America.
“DTC” means the Depositary Trust Company.
“Economic Sanctions Laws” means economic, financial or trade sanctions imposed, administered or enforced by the United States (including OFAC, the U.S. Department of State and U.S. Department of Commerce), European Union, United Kingdom, or UN Security Council, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Environmental Laws” has the meaning set forth in Section 5.21.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” has the meaning set forth in Section 11.
“Excess Cash Flow” has the meaning set forth in Section 8.2(a)(i).
“Excess Proceeds” has the meaning set forth in Section 10.9(c).
“Excess Proceeds Threshold” has the meaning set forth in Section 8.1(a)(i).
“Exchange” has the meaning set forth in Section 2.1(a).
“Exchange Consideration” has the meaning set forth in Section 2.1(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“Existing Notes” has the meaning set forth in the preamble.
“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer that is not an Affiliate of the seller and a willing seller, would reasonably be expected to agree to purchase and sell such asset, as determined in good faith by the Company or the Subsidiary purchasing or selling such asset.
“Finance Lease” means any lease that is required to be recorded on the balance sheet as a finance lease or a capital lease in accordance with GAAP; for the avoidance of doubt “Finance Lease” shall not include any lease that qualifies as or constitutes an operating lease in accordance with GAAP whether or not it is required to be recorded on balance sheet.
“Finance Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Finance Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.
 “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time).
“Governmental Authority” means
(a) the government of:
(i) the United States of America or any State or other political subdivision thereof, or
(ii) any jurisdiction in which the Company or any Subsidiary of the Company conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary of the Company, or
(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Global Note” has the meaning set forth in Section 3.1(b).
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Hazardous Material” has the meaning set forth in Section 5.21.
“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“Holding Company Expenses” has the meaning set forth in Section 8.2(a)(ii).
“Indebtedness” means with respect to any Person, without duplication:
(1) all obligations of such Person for borrowed money;
(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3) all Finance Lease Obligations of such Person;
(4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);
(5) all reimbursements obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (excluding obligations with respect to letters of credit securing obligations (other than obligations with respect to borrowed money) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 30 days following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
(6) every obligation of the type referred to in clauses (1) through (5) of another Person which (i) such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise or (ii) is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.
The amount of any Indebtedness outstanding as of any date shall be:
(a) the accreted value thereof, in the case of any Indebtedness issued at a discount to par;
(b) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of  (a) the Fair Market Value of such assets at the date of determination, and (b) the amount of the Indebtedness of the other Person; or
(c) except as provided above, the principal amount, in the case of any other Indebtedness.
“Interest Payment Date” has the meaning specified in Section 1 of the Notes.
“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities.  “Investment” shall exclude (w) the issuance of any insurance or reinsurance policy or contract or similar agreement or instrument by the Company or any of its Subsidiaries t in the ordinary course of business,  (x) accounts receivable, extensions of trade credit or advances by the Company or any of its Subsidiaries on commercially reasonable terms in the ordinary course of business, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts and (z) commission, moving, entertainment and travel expenses and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business.  Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Investment Grade Securities” means marketable securities of a Person (other than the Company or its Subsidiaries, an Affiliate or joint venture of the Company or any Subsidiary), acquired by the Company or any of its Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.
 “KICO” means Kingstone Insurance Company and any successor company thereto.
“Law” has the meaning set forth in Section 5.4.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Finance Lease, upon or with respect to any property or asset of such Person; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Long Term Indebtedness” has the meaning set forth in Section 10.6(b)(i).
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents, or (c) the validity or enforceability of this Agreement or the other Transaction Documents.
“Maturity Date” means December 30, 2024 or, if such day is not a Business Day, the immediately succeeding Business Day.
“Money Laundering Laws” has the meaning set forth in Section 5.29.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
 “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is, or within the preceding five years has been, obligated to contribute.
“Nasdaq” means the Nasdaq Capital Market.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Subsidiaries as a result of such Asset Sale and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
“Noteholder Director” has the meaning set forth in Section 9.8(c).
“Notes” has the meaning set forth in Section 1.
“Notes Documents” means this Agreement, any Note and any other agreement required to be entered into pursuant to the terms of this Agreement.   Any reference in this Agreement or any other Notes Document to a Notes Document shall include all appendices, exhibits or schedules thereto.
 “Obligations” means all unpaid principal of, accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, all Optional Redemption Amounts, if any, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Company to the Holders, the Paying Agent or any indemnified party arising under this Agreement, the Notes or the Paying Agency Agreement, whether direct or indirect, absolute, contingent, due or to become due, now existing or hereafter arising.
“OFAC” has the meaning set forth in Section 5.30(a).
“OFAC Listed Person” has the meaning set forth in Section 5.30(a).
“Officer’s Certificate” of any Person means a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.
“Ordinary Dividend Paying Capacity” has the meaning set forth in Section 8.2(a)(iii).
 “Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, supplemented or otherwise modified, and its by-laws, as amended, supplemented or otherwise modified, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, supplemented or otherwise modified, and its partnership agreement, as amended, supplemented or otherwise modified, (iii) with respect to any general partnership, its partnership agreement, as amended, supplemented or otherwise modified and (iv) with respect to any limited liability company, its articles of organization, as amended, supplemented or otherwise modified, and its operating agreement, as amended, supplemented or otherwise modified.  In the event any term or condition of this Agreement or any other Transaction Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Paying Agency Agreement” means that certain Paying Agent, Registrar and Authenticating Agent Agreement, dated as of the Closing Date, by and between the Company and Wilmington Trust, National Association, as Paying Agent.
“Paying Agent” means Wilmington Trust, National Association, as paying agent, registrar and authenticating agent for the Notes pursuant to this Agreement and the Paying Agency Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Business” means any business conducted by the Company or any of its Subsidiaries as of the Closing Date and any businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.
“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by the Company or any of its Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Company or such Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars and forward hedge or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.
“Permitted Indebtedness” has the meaning set forth in Section 10.7.
 “Permitted Investments” means:
(1) any Investment in the Company or in a Subsidiary;
(2) any Investment in cash or Cash Equivalents or Investment Grade Securities;
(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company;
(4) any Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 10.9 or any other disposition of assets not constituting an Asset Sale;
(5) Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company;
(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes;
(7) Investments arising under Permitted Hedging Transactions and Currency Agreements;
(8) repurchases of the Notes;
 (9) Guarantees of Indebtedness permitted under Section 10.7;
 (10) Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable arising from the grant of trade credit, and guarantees and letters of credit for the benefit of existing or potential suppliers, customers, distributors, licensors, licensees, lessees and lessors, in each case, in the ordinary course of business; and Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment or services in the ordinary course of business or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(11) endorsements for collection or deposit in the ordinary course of business;
(12) any Investment existing on the Signing Date or made pursuant to binding commitments in effect on the Signing Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Signing Date; provided that the amount of any such Investment may only be increased pursuant to this clause (12) to the extent required by the terms of such Investment as in existence on the Signing Date;
(13) any Investment by the Company or any Subsidiary of the Company in any Person where such Investment was acquired by the Company or any Subsidiary of the Company (a) in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
 (14) loans and advances to officers, directors and employees of the Company or any of its Subsidiaries for business-related travel expenses, moving expenses and other travel related expenses, in each case in the ordinary course of business;
(15)  any Investment made by KICO and any other Subsidiary of the Company that is an insurance company or reinsurance company in accordance with KICO’s or such Subsidiary’s investment policies that comply with the guidelines or regulations of the applicable state insurance regulator; and
(16)  Investments acquired after the date of this Agreement as a result of the acquisition by the Company or any Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Subsidiaries in a transaction that is permitted by this Agreement to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.
“Permitted Liens” has the meaning set forth in Section 10.5.
 “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any  Subsidiary of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that:
(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable tender premiums, as determined in good faith by the Company, defeasance costs, accrued interest and the fees and expenses (including underwriting discount and commissions) incurred in connection with such refinancing);
(b) the Permitted Refinancing Indebtedness has either (i) a final maturity date no earlier than the earlier of the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded or (ii) 91 days after the final maturity date of the Notes;
(c) the Permitted Refinancing Indebtedness has an Average Life at the time such Permitted Refinancing Indebtedness is Incurred that is equal to or greater than the shorter of (i) the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded and (ii) 91 days after the Average Life of the Notes;
(d) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(e) such Indebtedness shall not include Indebtedness of a Subsidiary that refinances Indebtedness of the Company.
 “Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.
 “Plan” means an “employee pension benefit plan” (as defined in section 3(2) of ERISA) subject to Title IV of ERISA or section 430 of the Code (other than a Multiemployer Plan), that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
 “property” or “properties” means, unless otherwise specifically limited, real or personal assets or property of any kind, tangible or intangible, choate or inchoate.
“Purchaser” means each of the Purchasers of Notes and the Warrants identified in the signature pages to the Agreement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.1), provided that any Purchaser of a Note that ceases to be the registered Holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.1 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” has the meaning set forth in Section 2.1(a).
“Qualified Institutional Buyer” has the meaning set forth in Section 3.1(b).
“Registrar” has the meaning specified in Section 7.1(c).
“Reportable Event” shall have the same meaning as in Section 4043(c) of ERISA.
 “Required Holders” means, at any time, the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer of the Company and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payment” has the meaning set forth in Section 10.8(a)(iv).
“Rule 144A” has the meaning set forth in Section 9.2.
“Rules and Regulations” has the meaning set forth in Section 6.1.
“Sanctioned Country” has the meaning set forth in the definition of “Blocked Person.”
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors.
 “SEC Reports” has the meaning specified in Section 5.1.
“Section 4(a)(7)” has the meaning set forth in Section 9.2.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
 “Senior Financial Officer” means, with respect to any Person, the chief financial officer, the chief executive officer, principal accounting officer, treasurer, assistant treasurer or financial controller of such Person.
“Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Signing Date.
“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debts (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business or with respect to any transaction contemplated to be undertaken after the date of determination; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person, excluding, in each case, any such entity that is inactive.
“Surviving Entity” has the meaning set forth in Section 10.2(a)(i)(B).
“Tender Amount” has the meaning set forth in Section 2.1.
“Total Consolidated Capitalization” has the meaning set forth in Section 10.6(b)(ii).
“Total Consolidated Indebtedness” has the meaning set forth in Section 10.6(b)(iii).
 “Transaction Documents” means the Notes Documents and the Warrants.
“Trustee” means Wilmington Trust, National Association, as trustee for the Existing Notes.
“U.S. Economic Sanctions” is defined in Section 5.30(a).
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Warrant Certificate” has the meaning set forth in Section 3.1(b).
“Warrant Shares” means the shares of Company Common Stock issuable on exercise of the Warrants.
“Warrants” has the meaning set forth in Section 1.2.
“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person

SCHEDULE B
Purchaser Schedule

1.	Legal Name of Purchaser: ___________________________________________
2.	Signatory Name: __________________________________________________
3.	Signatory Title: ___________________________________________________
4.	Purchaser Address: _____________________________________________
_____________________________________________
_____________________________________________

5.	Name(s)/Email(s) for Notices: ________________________________________

6.	Principal Amount of Existing Notes to be delivered in the Exchange: $_______________

7. Custodian DTC Participant Name: _____________________
8. Custodian DTC Participant #: _________________________
9. Custodian Contact Name: _____________________________
10. Custodian Contact Email: _____________________________
11. Custodian Contact Phone: _____________________________
12. Purchaser certifies that it is (check one):
____	Qualified Institutional Buyer as defined under Rule 144A of the Securities Act;
____	Institutional Accredited Investor as defined under Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; or
_____	Individual Accredited Investor as defined under Rule 501(a)(5) and (a)(6).

13.	Wire instructions to receive cash portion of Exchange Consideration and all payments due under the Notes for Holders holding Certificated Notes:
Bank Name: __________________________________
Bank Address: __________________________________
ABA Routing Number: __________________________________
Account Number: __________________________________
Account Name: __________________________________
Reference: __________________________________

14. U.S. Tax Identification Number: _____________________________ *

* Please attach a copy of Purchaser’s W-9 or W-8

SCHEDULE 5.7

CAPITALIZATION

Number of shares of Common Stock outstanding:  10,684,499

Number of shares of Common Stock outstanding on a fully diluted basis (excluding Warrant Shares): 11,168,140

EXHIBIT 1
               Form of Note
Kingstone Companies, Inc.
12.00% Senior Notes due 2024

[THIS NOTE IS A GLOBAL NOTE AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN SECTION 7.1 OF THE NOTE AND WARRANT EXCHANGE AGREEMENT, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN SECTION 7.1 OF THE NOTE AND WARRANT EXCHANGE AGREEMENT.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 7.1 OF THE NOTE AND WARRANT EXCHANGE AGREEMENT.]2
THIS NOTE WILL BE ISSUED IN MINIMUM DENOMINATIONS OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE OR ANY BENEFICIAL INTEREST THEREIN IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.
THE  NOTE  EVIDENCED  HEREBY  (OR  ITS  PREDECESSOR) WAS  ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE  UNITED  STATES  SECURITIES  ACT  OF  1933,  AS  AMENDED  (THE  “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE  TRANSFERRED  IN  THE  ABSENCE  OF  SUCH  REGISTRATION  OR  AN APPLICABLE  EXEMPTION  THEREFROM.    EACH  PURCHASER  OF  THE  NOTE EVIDENCED HEREBY  IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON  THE  EXEMPTION  FROM  THE  PROVISIONS  OF  SECTION  5  OF  THE  SECURITIES ACT  PROVIDED  BY  RULE  144A  THEREUNDER.    THE  HOLDER  OF  THE  SECURITY EVIDENCED  HEREBY  AGREES  FOR  THE  BENEFIT  OF  THE  COMPANY  THAT  (A) SUCH  NOTE  MAY  BE  RESOLD,  PLEDGED  OR  OTHERWISE  TRANSFERRED, ONLY  (1)(a)  TO  A  PERSON  WHO  THE  SELLER  REASONABLY  BELIEVES  IS  A QUALIFIED  INSTITUTIONAL  BUYER  (AS  DEFINED  IN  RULE  144A  UNDER  THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A  QUALIFIED  INSTITUTIONAL  BUYER  IN  A  TRANSACTION  MEETING  THE REQUIREMENTS  OF  RULE  144A  UNDER  THE  SECURITIES  ACT,  (b)  OUTSIDE  THE UNITED  STATES  TO  A  PERSON  THAT  IS  NOT  A  “U.S.  PERSON”  (AS  DEFINED  IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS  OF  RULE  903  OR  RULE  904  OF  REGULATION  S  UNDER  THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d)  IN  ACCORDANCE  WITH  ANOTHER  EXEMPTION  FROM  THE  REGISTRATION REQUIREMENTS  OF  THE  SECURITIES  ACT  (AND  BASED  UPON  AN  OPINION  OF COUNSEL  ACCEPTABLE  TO  THE  COMPANY  IF  THE  COMPANY  SO  REQUESTS),  (2) TO  THE  COMPANY  OR  (3)  PURSUANT  TO  AN  EFFECTIVE  REGISTRATION STATEMENT  AND,  IN  EACH  CASE,  IN  ACCORDANCE  WITH  ANY  APPLICABLE SECURITIES  LAWS  OF  ANY  STATE  OF  THE  UNITED  STATES  OR  ANY  OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER  IS  REQUIRED  TO,  NOTIFY  ANY  PURCHASER  OF  THE  NOTE EVIDENCED  HEREBY  OF  THE  RESALE  RESTRICTIONS  SET  FORTH  IN  CLAUSE  (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

2   Include for Global Notes only

Kingstone Companies, Inc.
12.00% Senior Notes due 2024
No. [●] Dated: December 15, 2022	CUSIP: [●][3]

1. Payment of Principal and Interest.  FOR VALUE RECEIVED, the undersigned, Kingstone Companies, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [Cede & Co., or its registered assigns, as nominee of The Depository Trust Company, or its registered assigns]4 [__________, or its registered assigns]5 the principal sum of [__________] DOLLARS [(as may be increased or decreased on the attached Schedule of Increases and Decreases in Global Note)]6 on December 30, 2024 (the “Maturity Date”).  Interest shall accrue on the unpaid principal balance hereof at the rate of 12.00% per annum from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal hereof shall have been paid in full, with such interest payable semi-annually in arrears on June 30 and December 30 of each year (the “Interest Payment Date”), commencing June 30, 2023, and on the Maturity Date, with such interest calculated on the basis of a 360-day year consisting of twelve 30-day months and the number of days elapsed in any partial month.  At any time when an Event of Default has occurred and is continuing, all amounts outstanding under this Note shall bear interest at 2.00% per annum above the interest rate otherwise applicable thereto, with such additional amounts required to be paid in cash on each Interest Payment Date and on demand.  Payments of principal of and interest on and owing pursuant to the Note and Warrant Exchange Agreement shall be made in lawful money of the United States of America on the terms set forth in Section 14 of the Note and Warrant Exchange Agreement.
2. The Notes.  This Note is one of a series of senior unsecured notes of the Company designated as the “12.00% Senior Notes due 2024” (herein called the “Notes”) issued pursuant to that Note and Warrant Exchange Agreement, dated as of December 9, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note and Warrant Exchange Agreement”), among the Company and the Purchasers signatory thereto, and is entitled to the benefits thereof.  Reference  is  hereby  made  to  the  Note and Warrant Exchange Agreement for  a  statement  of  the  respective  rights, limitations of rights, duties and immunities thereunder of the Company  and  the  Holders  of  the  Notes.  The terms of the Notes include those stated in the Note and Warrant Exchange Agreement and Holders are referred to the Note and Warrant Exchange Agreement for a statement of such terms.  To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Note and Warrant Exchange Agreement, the provisions of the Note and Warrant Exchange Agreement shall control. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note and Warrant Exchange Agreement.
3. Redemption.  This Note is subject to optional and mandatory redemption, in whole or from time to time in part, at the times and on the terms specified in Section 8 of the Note and Warrant Exchange Agreement.
4. Offers to Repurchase.  Under certain circumstances described in Section 8 of the Note and Warrant Exchange Agreement, the Company may be required to make a Change of Control Offer or an Asset Sale Offer.  The Company and its Affiliates may at any time and from time to time purchase Notes in the open market or through privately negotiated  transactions  with  third  parties  or  pursuant  to  one  or  more  tender  or  exchange  offers  or otherwise, upon such terms and at such prices as well as with such consideration as the Company or any such Affiliate may determine.
5. Events of Default.  If an Event of Default occurs and is continuing, the principal of and accrued but unpaid interest on the Notes may be declared or become due and payable in the manner and with the effect provided in Section 12.1 of the Note and Warrant Exchange Agreement.
6. Amendments.  The Note and Warrant Exchange Agreement  permits,  with  certain  exceptions  as  therein  provided,  the  amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Note and Warrant Exchange Agreement at any time by the Company with the consent of  the  Holders  of  at  least  a  majority  in  principal  amount  of  the  Notes  at  the  time  Outstanding.    The Note and Warrant Exchange Agreement also  contains  provisions  requiring  the  consent  of  all  affected  Holders  to  make  certain amendments and to waive compliance by the Company and its Subsidiaries with certain provisions of the Note and Warrant Exchange Agreement and  certain  past  defaults  under  the  Note and Warrant Exchange Agreement  and  their  consequences.    Any  such  consent  or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
7. As  provided  in  the Note and Warrant Exchange Agreement  and  subject  to  certain  limitations  and  other  provisions therein set forth, (a) the transfer of this Note is registrable in the Register, upon surrender of this Note  for  registration  of  transfer  at  the  office  or  agency  of  the  Company or the Registrar,  duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more  new  Notes,  of  authorized  denominations  and  for  the  same  aggregate  principal  amount,  will  be issued to the designated transferee or transferees, (b) the Notes are issuable only in fully registered form without  coupons  in  minimum  denominations  of  $100,000  and  any  integral  multiple  of  $1,000  in  excess thereof, and (c) the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.  No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration or transfer, the Company and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company nor any such agent shall be affected by notice to the contrary.
No  past,  present  or  future  director,  manager,  officer,  employee,  incorporator,  member,partner  or  stockholder  of  the  Company  or  any  Subsidiary  of  the Company,  in  their respective capacities as such, shall have any liability for any obligation of the Company under the Note Documents, or for any claim based on, in respect of, or by reason of, any such obligation or  its  creation.  Each  Holder,  by  accepting  the  Notes,  waives  and  releases  all  such  liability.  The waiver and release are part of the consideration for issuance of the Notes.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such State.

3 Insert for 496719 AB1 for QIB CUSIP and 496719 AC9 for AI CUSIP
4  Insert for Global Notes
5  Insert for Certificated Notes
6 To be added for Global Notes.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
KINGSTONE COMPANIES, INC.
By:	Barry B. Goldstein
 Chairman & Chief Executive Officer

Authenticating Agent’s Certificate of Authentication7

This is one of the Notes referred to in the Note and Warrant Exchange Agreement.
Dated:	Wilmington Trust, National Association
as Authenticating Agent
By: _____________________________
Authorized Signatory

7 For the Certificated Note, please be sure the agent’s authentication block is on the same page as the Company’s signature block.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

Kingstone Companies, Inc.
12.00% Senior Notes due 2024
The initial principal amount of this Global Note is _______ DOLLARS ($[_________]).  The following increases or decreases in this Global Note have been made:
Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Agent

OPTION OF HOLDER TO ELECT PURCHASE
If you elect to have this Note purchased by the Company pursuant to Section 8.1(a) or (b) of the Note and Warrant Exchange Agreement, check either box:
Section 8.1(a) ☐ Section 8.1(b) ☐
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 8.1(a) or (b) of the Note and Warrant Exchange Agreement, state the amount in principal amount (must be in minimum denominations of $100,000 or an integral multiple of $1,000 in excess thereof): $___________________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased): _________________.
Date: __________

Your Signature ____________________________________________________
(Sign exactly as your name appears on the other side of the Note)
Signature Guarantee:

 _______________________________________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad‑15.

 FORM OF ASSIGNMENT AND TRANSFER

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring, the undersigned confirms that such Note is being transferred:
□ To Kingstone Companies, Inc. or a subsidiary thereof; or
□ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
□ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
□ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.
Dated:  ________________________
_____________________________________
_____________________________________
Signature(s)
_____________________________________
Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.
NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT 2
Form of Warrant Certificate

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.
THE SHARES OF THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES AS SET FORTH IN THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED, AND AMENDED AND RESTATED BYLAWS, AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED. THE COMPANY SHALL FURNISH A COPY OF THE FOREGOING INSTRUMENTS AND ANY RELEVANT AMENDMENTS THERETO TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST.

Warrant Certificate No. _____	Number of Warrants: _______
Date of Issuance: December 15, 2022	(subject to adjustment hereunder)
Expiration Date: December 30, 2025

Warrant Certificate
KINGSTONE COMPANIES, INC.

This Warrant Certificate (this “Warrant Certificate”) certifies that _________, or its registered assigns (collectively, the “Holder”), for value received, is the registered holder of the number of warrants (“Warrants”) set forth above to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Kingstone Companies, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of Section 1 hereof. This Warrant Certificate and the Warrants issued thereunder are being issued pursuant to that certain Note and Warrant Exchange Agreement, dated as of December 9, 2022, among the Company and the several Purchasers party thereto (the “Exchange Agreement”). References in this Warrant Certificate to this “Warrant” shall mean any and all Warrants issued and outstanding and represented by this Warrant Certificate.

1. EXERCISE.
(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, each Warrant entitles the Holder upon exercise to receive from the Company (subject to the immediately succeeding sentence) one duly authorized, validly issued, fully paid and nonassessable share of Common Stock of the Company will be issued per Warrant, and if all Warrants represented by this Warrant Certificate are exercised, up to [●] shares of Common Stock of the Company, in each case, as may be adjusted from time to time pursuant to the terms herein (the “Warrant Shares”), at an initial purchase price of $1.00 per share (the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Date of Issuance”) but not after 5:00 p.m., Eastern Time, on December 30, 2025 (such date, as may be adjusted from time to time in accordance with the terms herein, the “Expiration Date”) (subject to earlier termination as set forth herein).  In lieu of delivering any Warrant Shares upon the exercise of any Warrants by the Holder hereof, the Company, in its sole discretion, may pay such Holder cash in an amount equal to the Fair Market Value of any Warrant Shares that would otherwise be deliverable upon such exercise as provided in Section 5(b) hereof.
(b) Cash Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may exercise this Warrant in accordance with Section 5 herein, by paying the Exercise Price by wire transfer to the Company or cashier’s check drawn on a U.S. bank made payable to the order of the Company. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrants represented by this Warrant Certificate have been exercised in full, in which case, the Holder shall surrender this Warrant Certificate to the Company for cancellation within three Trading Days (as defined below) of the date the final Notice of Exercise (as defined below) is delivered to the Company. “Trading Day” means a day during which trading in securities generally occurs on the Trading Market, except a day on which a Market Disruption Event occurs. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.
(c) Net Exercise. In lieu of exercising this Warrant pursuant to Section 1(b), at any time, the Holder may elect to credit the Exercise Price against the Fair Market Value (as defined below) of the Warrant Shares at the time of exercise (the “Net Exercise”) pursuant to this Section 1(c). If the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the Holder elects to Net Exercise this Warrant, the Company shall deliver to such Holder (without payment by the Holder of any Exercise Price in cash) that number of Warrant Shares computed using the following formula:

Where:

X = The number of Warrant Shares to be issued to the Holder.
Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation).

A = The Fair Market Value of one share of Common Stock on the Trading Day immediately preceding the date on which the Holder elects to exercise this Warrant by Net Exercise.

B = The Exercise Price (as adjusted hereunder).

The “Fair Market Value” of one share of Common Stock, as of any date of determination,  shall mean (x)(i) the arithmetic average of the VWAPs (as defined below) for the ten consecutive Trading Days ending on the Trading Day immediately preceding such date of determination, (ii) if no VWAP of the Common Stock is reported for the Trading Market (as defined below), the last reported sale price of the Common Stock on the Trading Market and (iii) if there are no reported sales, the average of the reported closing bid and asked prices regular way of the Common Stock  on the Trading Market, in each of clause (ii) and (iii), for the Trading Day immediately preceding such date of determination as reported by Bloomberg Financial Markets (“Bloomberg”) (or a similar organization or agency succeeding to its functions of reporting prices), or (y) if the Fair Market Value cannot be calculated as of such date on the foregoing bases, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined jointly by the Holder and Board of Directors of the Company; provided that if the parties have not jointly agreed on a fair market value within 20 days then the Holder and the Company agree to retain a third party appraiser to determine such fair market value (with the costs of the appraiser to be divided equally between the Holder and the Company).

“Market Disruption Event” means (a) a failure by the Trading Market to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any trading day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Trading Market or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“OTC Markets” shall mean either OTCQX or OTCQB of the OTC Markets Group Inc.
“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the OTC Markets (or any successors to any of the foregoing).
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Nasdaq Capital Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Nasdaq Capital Market as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), or (b) if the Common Stock is not then listed or quoted on the Nasdaq Capital Market, then the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices).

(d) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant, for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates (as defined below) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to exceed 9.9% of the total number of issued and outstanding shares of Common Stock of the Company following such exercise or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed 9.9% of the combined voting power of all of the securities of the Company then outstanding following such exercise (clauses (i) and (ii), collectively, the “Ownership Percentage”). The term “Affiliate” as used herein means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For purposes of this Section 1(d) , the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder.
(e) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant Certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new warrant certificate evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new warrant certificate shall in all other respects be identical with this Warrant Certificate.
(f) Restricted Securities. The Warrants are expected to be issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 4(a)(2) thereunder.  Accordingly, the Warrants represented by this Warrant Certificate and the Warrants Shares issuable upon exercise of any Warrants will be restricted securities under the Securities Act.
2. CERTAIN ADJUSTMENTS.

(a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(i) Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by stock split or otherwise, or combine such shares of capital stock, effect a reverse stock split, pay a stock dividend or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in Common Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision, dividend or stock dividend, or proportionately decreased in the case of a combination or reverse stock split. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend or distribution.
(ii) Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination, stock split (forward or reverse) or stock dividend provided for in Section 2(a)(i) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.
(b) Pro Rata Distributions. Excluding dividends in the form of Common Stock provided in Section 2(a), if the Company shall declare or make, for fix a record date for the determination of holders of Common Stock entitled to receive, any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of dividend, distribution, return of capital or otherwise (including, without limitation, any distribution of cash, property or other non-Common Stock distribution, or rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.
(c) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.
(d) Treatment of Warrant upon a Change of Control.
(i) If, at any time while this Warrant is outstanding, the Company consummates a Change of Control, then a holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). If the holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon exercise of this Warrant. The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity (the “Successor Entity”) shall (i) assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant, and (ii) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.
(ii) As used in this Warrant, a “Change of Control” means (1) a consolidation, merger or combination (including a spin-off) or statutory share exchange, in each case involving the Company, (2) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation, transfer, conveyance or other disposition or other similar transaction or series of related transactions), or (3) a direct or indirect acquisition of beneficial ownership of voting securities of the Company by another person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), in each case, pursuant to which (x) the stockholders of the Company immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the total economic interests or total voting power of all securities of beneficial interest of the Company entitled to vote generally and / or (y) as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof).
(e) Notice to Allow Exercise by Holder. If (i) the Company shall declare a redemption of the Common Stock, (ii) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (iii) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the record to be maintained by the Company for the purposes of registering this Warrant (the “Warrant Register”), at least twenty (20) calendar days prior to the applicable record or effective date, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. Notwithstanding the foregoing, to the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall consult with the Holder regarding the delivery of such material, non-public information at least two (2) days prior to delivery of such notice.
3. NO FRACTIONAL SHARES; CHARGES, TAXES AND EXPENSES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees required for processing of any Notice of Exercise and all fees of the registrar and transfer agent for the Common Stock required for delivery of the Warrant Shares.
4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Holder (in its capacity as such) shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).
5. MECHANICS OF EXERCISE.
(a) Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the Holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) by facsimile or e- mail attachment. Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the Exercise Price (unless the Holder has elected to Net Exercise, if applicable) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised by wire transfer. No ink-original Notice of Exercise shall be required, nor any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise shall be required.  Subject to Section 5(b), upon payment of the Exercise Price (unless the Holder has elected to Net Exercise, if applicable), this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. Subject to Section 5(b), Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by electronic book-entry form (unless the Holder requests that the Warrant Shares be issued in certificated form in the Notice of Exercise) by the end of the day on the date that is three (3) Trading Days from the delivery to the Company of the Notice of Exercise (the “Warrant Share Delivery Date”); provided that the Company shall not be required to deliver the Warrant Shares until payment of the applicable Exercise Price (other than in the case of Net Exercise) is received by the Company.  Subject to Section 5(b), the Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised (or by Net Exercise, if applicable) irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of Net Exercise) is received by the Company within two (2) Trading Days of delivery of the Exercise Notice.
(b) Company’s Option to Settle in Cash.  In lieu of delivering any Warrant Shares upon the exercise of any Warrants by the Holder hereof, the Company, in its sole discretion, may pay such Holder cash in an amount equal to the Fair Market Value of any Warrant Shares that would otherwise be deliverable upon such exercise (the “Cash Payment”).  In the event the Company elects to make a Cash Payment to a Holder in lieu of delivering any Warrant Shares upon exercise of any Warrants, the Company shall notify the Holder within two (2) Trading Days from the delivery to the Company of the Notice of Exercise and, within three (3) Trading Days the Company shall either (i) deliver to such Holder at its addresses set forth in the Warrant Registrar a check payable to the order of such Holder in the amount of the Cash Payment or (ii) wire immediately available funds in the amount of the Cash Payment to a U.S. bank account designated in the wire instructions provided by the Holder to the Company.  In calculating the amount of the Cash Payment, the Company shall assume a Net Exercise for such Warrant Shares.
(c) Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 5(a) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
6. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Holder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.
7. COMPLIANCE WITH SECURITIES LAWS.
(a) Prior to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such certificates, representations, agreements and other information, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
(b) Until such time that the Warrant or the Warrant Shares have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Holder acknowledges that (i) the Warrant and the Warrant Shares are “restricted securities” under federal securities laws and (ii) the Company shall place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

8. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (but not the posting of any surety or other bond) or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.
9. NO IMPAIRMENT. Except to the extent as may be waived by the Holder, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
10. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Trading Market, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.
11. TRANSFERS; EXCHANGES.

(a) Subject to compliance with applicable federal and state securities laws and Section 7 hereof, the Holder may sell, assign, transfer, pledge or dispose of all or any portion of this Warrant at any time or from time to time to any person. For a transfer of this Warrant as an entirety by the Holder or any such subsequent Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder or any such subsequent Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b) Upon any transfer of all or any portion of this Warrant, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new Warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any Warrants into which this Warrant may be divided or exchanged.

12. AUTHORIZED SHARES. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (taking into account the adjustment provisions of Section 2). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, of any requirements of the Trading Market upon which the Common Stock may be quoted or listed, or any preemptive rights or other contingent purchase rights. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Without limiting the generality of the foregoing, the Company will: (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, and (ii) use commercially reasonable efforts to obtain all authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.
13. MISCELLANEOUS.
(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought under this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York.
(b) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at Kingston Companies, Inc., 15 Joys Lane, Kingston, New York, 12401, Attn: Chief Executive Officer, e-mail: bgoldstein@kingstonecompanies.com; with a copy to (which shall not constitute notice) Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: John P. Berkery, Esq., e-mail: jberkery@mayerbrown.com, and (b) if to the Holder, at such address or addresses (including copies to counsel) as may have been furnished by the Holder to the Company in writing.
(c) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.
(d) No Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company.
(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any such Warrant Shares or as a stockholder of the Company with respect to such Warrant Shares, whether such liability is asserted by the Company or by creditors of the Company.
(f) Remedies. Each party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be inadequate.
(g) Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.
(h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of a party shall operate as a waiver of such right or otherwise prejudice such party’s rights, powers or remedies, notwithstanding the fact that the Holder’s right to exercise this Warrant terminates at 5:00 P.M New York time on the Expiration Date. If a party willfully and knowingly fails to comply with any provision of this Warrant or the Exchange Agreement, which results in any material damage to the other party, the defaulting party shall pay to the non- defaulting party such amounts as shall be sufficient to cover the costs and expenses, including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the non-defaulting party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.

KINGSTONE COMPANIES, INC.
By:
Name:
Title:

EXHIBIT A
NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)
To:__________________________

The undersigned, the holder of a right to purchase common stock, par value $0.01 per share (“Common Stock”), of KINGSTONE COMPANIES, INC., a Delaware corporation (the “Company”), pursuant to the attached Warrant to Purchase Shares of Common Stock of Kingstone Companies, Inc. (the “Warrant”), dated as of December 15, 2022, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________________________ (_________) shares of Common Stock and (choose one):

1)
_______ will, within two Trading Days (as such term is defined in the Warrant) make payment of ______________________________ Dollars ($__________)
therefor by wire transfer of immediately available funds to the account designated below by the Company.

Amount of Transfer: $________________
Date of Transfer: ________, 20__

Bank: [•]
ABA Number: [•]
A/C Number: [•]
A/C Name: [•]
Ref: [•]
ATT: [•]

OR

2)	_______ herewith elects to Net Exercise the Warrant pursuant to Section 1(c) thereof.

The undersigned requests that the certificates or book entry position representing the shares of Common Stock to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is ______________________________________________________________________________ ______________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof.

DATED: ________________

[NAME OF HOLDER]
By:
Name:
Its:

EXHIBIT B
NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [_________] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Kingstone Companies, Inc., a Delaware corporation (the “Company”), covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Sections 7 and 11 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE:	ADDRESS/FAX NUMBER:

Number of shares:	Signature:
Dated:	Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:
By:
Title:

Address:
_____________________________
_____________________________
_____________________________
_____________________________

EXHIBIT 3
Form of Opinion of Counsel
A.
The Company is a corporation validly existing and in good standing  under the laws of the State of Delaware and has the corporate power to enter into and perform its obligations under the Note and Warrant Exchange Agreement (the “Exchange Agreement”), the Notes and the Warrants (collectively, the “Transaction Documents”).

B.
The Exchange Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors’ rights generally (whether now or hereafter in effect), laws limiting rights of indemnity or contribution, or equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity).

C.
The Notes have been duly authorized and executed by the Company and, when authenticated by the Paying Agent in accordance with the provisions of the Exchange Agreement and delivered and paid for as provided in the Exchange Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights and remedies generally (whether now or hereafter in effect), laws limiting rights of indemnity or contribution and general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

D.
The Warrants have been duly authorized and executed by the Company and, when delivered and paid for as provided in the Exchange Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the rights of equity holders (whether now or hereafter in effect), laws limiting rights of indemnity or contribution and general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

E.
The shares of common stock to be issued upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and upon exercise of any Warrant, when issued and delivered against payment of the exercise price therefor in full in accordance with the terms of such Warrant, will be validly issued, fully-paid and non-assessable.

F.
The execution and delivery of Transaction Documents by the Company, the issuance and sale of the Notes and Warrants by the Company and the performance by the Company of its obligations under the Transaction Documents (i) will not conflict with any provision of the amended and restated articles of incorporation and bylaws of the Company,  (ii) will not conflict with, constitute a breach or violation of, or default (with the giving of notice, passage of time or otherwise) under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company pursuant to any of the agreements set forth in Schedule B hereto (collectively, the “Subject Agreements”)[8], provided that we express no opinion in this clause (ii) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, ratio or percentage in any Subject Agreement, and (iii) will not result in any violation of any United States federal or New York State law, rule or regulation or the Delaware General Corporation Law, in each case, that in our opinion based on our experience are normally applicable to transactions of the type contemplated by the Transaction Documents, other than United States federal and state securities laws (collectively, “Applicable Law”).

G.
No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency is required under Applicable Law for the execution and delivery of the Transaction Documents by the Company, the issuance and sale of the Notes and Warrants, and the performance by the Company of its obligations under the Transaction Documents, except for such consents, approvals, authorizations, orders, registration or filings which have been obtained or made or the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

H.
Assuming the accuracy of, and compliance with, the representations, warranties and covenants of the Company and the Purchasers contained in the Exchange Agreement, it is not necessary in connection with the issuance, sale and delivery of the Notes and Warrants by the Company, under the circumstances contemplated by the Exchange Agreement, to register the Notes and Warrants under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

8   Subject Agreements shall be those agreements filed as exhibits under item 10 to the Company’s Annual Report on Form 10-K and any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed thereafter.